UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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American River Bankshares

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AMERICAN RIVER BANKSHARES

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 21, 2020

TO THE SHAREHOLDERS OF AMERICAN RIVER BANKSHARES:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the Annual Meeting of Shareholders (the “Meeting”) of American River Bankshares (the “Company”) will be held on Thursday, May 21, 2020 at 4:00 p.m. Pacific Time, at American River Bank, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670 for the following purposes:

1.	Election of Directors. To elect the following nine (9) nominees, Nicolas C. Anderson, Kimberly A. Box, Charles D. Fite, Jeffery Owensby, Julie A. Raney, David E. Ritchie, Jr., William A. Robotham, Philip A. Wright, and Michael A. Ziegler to serve until the 2021 Annual Meeting of Shareholders and until their successors are duly elected and qualified.
2.	Equity Incentive Plan. To approve the American River Bankshares 2020 Equity Incentive Plan.
3.	Ratification of Independent Registered Public Accounting Firm. To ratify the selection of Crowe, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.
4.	Executive Compensation. To approve, on an advisory (non-binding) basis, the Company’s named executive officer compensation.
5.	Other Business. To transact such other business as may properly come before the Meeting and any and all postponements or adjournments thereof.

As an accommodation to our shareholders in light of the challenges presented by the COVID-19 virus, the Company has decided to provide a call-in number for those shareholders who would prefer not to attend the shareholder meeting in person but would still like to listen to the proceedings.  Although such remote attendance will not constitute legal attendance under applicable provisions of California law and you will not be able to cast your votes, change any votes you may have already made by proxy, or ask any questions, we are pleased to be able to provide this remote opportunity to our shareholders.  To access the shareholder meeting remotely, please dial 1 (800) 774-6070 and enter the conference passcode 5368 197# on Thursday, May 21, 2020 at 4:00 p.m. California time.   For those who do attend the meeting in person, we will observe proper social-distancing protocol to the extent required by local and state officials.

Article III, Section 3.3 of the bylaws of the Company provides for the nomination of directors in the following manner:

“Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the president of the corporation not less than twenty-one (21) days nor more than sixty (60) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days’ notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the president of the corporation not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.”

The Board of Directors has fixed the close of business on March 30, 2020 as the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting and any and all postponements or adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Kimberly A. Box
Dated: April 9, 2020	Corporate Secretary

Please sign and return the enclosed Proxy Card (“PROXY”) as promptly as possible and indicate if you will attend the meeting in person. ALTERNATIVELY, a shareholder can choOse to vote by telephone or by using the internet as indicated on the proxy. if you vote by telephone or electronically through the internet, you do not need to return the proxy. please refer to the proxy statement AND PROXY for a more complete description of the procedures for telephone and internet voting.

AMERICAN RIVER BANKSHARES

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

May 21, 2020

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies for use at the 2020 Annual Meeting of Shareholders (the “Meeting”) of American River Bankshares (the “Company”) to be held on Thursday, May 21, 2020, at 4:00 p.m. Pacific Time, at American River Bank, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670 for the following purposes and at any and all postponements or adjournments thereof. Only shareholders of record on March 30, 2020 (the “Record Date”) will be entitled to notice of the Meeting and to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to be voted 5,918,375 of the Company’s no par value common stock. Directions to the Meeting can be found later in this proxy statement. This proxy statement together with our Annual Report for 2019 will be mailed to shareholders on or about April 9, 2020.

As an accommodation to our shareholders in light of the challenges presented by the COVID-19 virus, the Company has decided to provide a call-in number for those shareholders who would prefer not to attend the shareholder meeting in person but would still like to listen to the proceedings.  Although such remote attendance will not constitute legal attendance under applicable provisions of California law and you will not be able to cast your votes, change any votes you may have already made by proxy, or ask any questions, we are pleased to be able to provide this remote opportunity to our shareholders.  To access the shareholder meeting remotely, please dial 1 (800) 774-6070 and enter the conference passcode 5368 197# on Thursday, May 21, 2020 at 4:00 p.m. California time.   For those who do attend the meeting in person, we will observe proper social-distancing protocol to the extent required by local and state officials.

Revocability of Proxies

A proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to and may revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. In addition, a proxy will be revoked if the shareholder executing such proxy is in attendance at the Meeting and such shareholder votes in person. Subject to such revocation, all shares represented by a properly executed proxy received in time for the Meeting will be voted by the proxyholders in accordance with the instructions specified on the proxy.

Unless otherwise directed in the accompanying proxy, the shares represented by your executed proxy will be voted “FOR” the nominees for election of directors named herein, “FOR” the Company’s 2020 Equity Incentive Plan, “FOR” the ratification of the selection of Crowe LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year, and “FOR” approval on an advisory (non-binding) basis of the Company’s named executive officer compensation. If any other business is properly presented at the Meeting and at any and all postponements or adjournments thereof, the proxy will be voted in accordance with the recommendations of management.

Solicitation of Proxies

This solicitation of proxies is being made by the Board of Directors of the Company. The expenses of preparing, assembling, printing, and mailing this proxy statement and the materials used in this solicitation of proxies will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but directors, officers, and employees of the Company may solicit proxies personally or by telephone, without receiving special compensation. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy statement and materials to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of proxies, if management determines it advisable, at a cost not to exceed $12,500.

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 21, 2020.

The Company’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available free of charge at www.envisionreports.com/AMRB.

We are furnishing materials to our shareholders primarily via the internet instead of mailing printed copies of those materials to our shareholders. By doing so, we save costs and reduce the environmental impact of the Meeting. On April 9, 2020, the Company mailed a Notice of Internet Availability of Proxy Materials (“Notice”) to shareholders. The Notice contains instructions about how to access our proxy materials and vote online or by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

Voting Securities

On any matter submitted to the vote of the shareholders, each holder of common stock will be entitled to one vote, in person or by proxy, for each share of common stock he or she held of record on the books of the Company as of the Record Date.

A majority of the shares entitled to vote, represented either in person or by a properly executed proxy, will constitute a quorum at the Meeting. If, by the time scheduled for the Meeting, a quorum of shareholders of the Company is not present or if a quorum is present but sufficient votes in favor of any of the proposals have not been received, the Meeting may be held for purposes of voting on those proposals for which sufficient votes have been received, and the persons named as proxyholders may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to any of the proposals as to which sufficient votes have not been received.

Votes cast will be counted by the Inspector of Election for the Meeting.  Approval of any proposal (other than the election of directors) requires the affirmative vote of a majority of the shares represented and voting at the Annual Meeting which also constitutes a majority of the required quorum (unless a greater number is required as described in a proposal).  In the election of directors, the nine (9) nominees receiving the highest number of affirmative votes will be elected.  Shares represented by proxies that reflect abstentions or “broker non-votes” will be treated by the Inspector of Election as shares present and entitled to vote for purposes of determining the presence of a quorum; however, broker non-votes will not be treated as shares voted on any proposal and therefore will have no effect upon the outcome of any proposal.  Abstentions will not be treated as affirmative votes on any proposal at the Meeting and will have the same effect as a vote “against” a proposal (other than the election of directors proposal) if the affirmative votes in favor of a proposal are less than a majority of the required quorum.  “Broker non-votes” means shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules of the stock exchange or other self-regulatory organization of which the broker or nominee is a member.

Any shareholder may choose to vote shares of common stock by telephone by calling the toll-free number (at no cost to the shareholder) indicated on the proxy. Telephone voting is available 24 hours per day. Easy to follow voice prompts allow a shareholder to vote shares and to confirm that instructions have been properly recorded. The Company’s telephone voting procedures are designed to authenticate the identity of shareholders by utilizing individual control numbers. If a shareholder votes by telephone, there is no need to return the proxy.

Any shareholder may choose to vote shares of common stock electronically by using the Internet, as indicated on the proxy. Internet voting procedures are designed to authenticate the identity of a shareholder and to confirm that instructions have been properly recorded. The Company believes these procedures are consistent with the requirements of applicable law. If a shareholder votes electronically by using the Internet, there is no need to return the proxy.

If you vote by telephone or Internet, your vote must be received by 1:00 a.m., Eastern Time, on May 21, 2020 to ensure that your vote is counted.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 30, 2020, concerning the equity ownership of the Company’s directors, director-nominees, and the executive officers named in the “Summary Compensation Table” in this proxy statement, shareholders known to us to beneficially own more than 5% of our common stock, and directors, director-nominees, and executive officers as a group. Unless otherwise indicated in the notes to the table, each person listed below possesses sole voting and sole investment power, or shared voting and investment power with a spouse, for the shares of the Company’s common stock listed below. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The Company has only one class of shares outstanding, common stock. Management is not aware of any arrangements which may, at a subsequent date, result in a change in control of the Company.

	Amount and Nature of
Name and Address (1) of Beneficial Owner	Beneficial Ownership		Percent of Class (2)
Nicolas C. Anderson	2,695	(3)	—
Kevin B. Bender	36,546	(4)	0.6%
Kimberly A. Box	21,240	(5)	0.4%
Mitchell A. Derenzo	81,290	(6)	1.4%
Charles D. Fite	175,952	(7)	3.0%
Dan C. McGregor	5,817	(8)	0.1%
Jeffery Owensby	10,381	(5)	0.2%
Julie A. Raney	339	(9)	—
David E. Ritchie	30,454	(10)	0.5%
William A. Robotham	111,214	(5)	1.9%
Philip A. Wright	90,103	(5)	1.5%
Michael A. Ziegler	30,000	(5)	0.5%

All directors, director-nominees, and executive officers as a group (12 persons)	596,031	(11)	10.0%

	Amount and Nature of
5% or Greater Owners of Voting Securities Name and Address of Beneficial Owner	Beneficial Ownership		Percent of Class
Basswood Capital Management, L.L.C.	510,340	(12)	8.6%
645 Madison Avenue, 10th Floor, New York, NY 10022

Maltese Capital Management, LLC	505,254	(13)	8.5%
150 East 52nd Street, 30th Floor, New York, NY 10022

Pacific Ridge Capital Partners LLC	382,491	(14)	6.5%
4900 Meadows Road, Suite 320
Lake Oswego, OR 97035

Dimensional Fund Advisors LP	368,477	(15)	6.2%
6300 Bee Cave Road Building One Austin, TX 78746

(1)	The address for all persons listed is c/o American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.
(2)	Includes shares subject to stock options exercisable within 60 days of the Record Date and restricted shares with respect to the named individual only.
(3)	Includes 1,020 restricted shares.
(4)	Includes 13,838 shares which Mr. Bender has the right to acquire upon the exercise of stock options within 60 days of the Record Date and 6,674 restricted shares.
(5)	Includes 1,361 restricted shares.
(6)	Includes 13,761 shares which Mr. Derenzo has the right to acquire upon the exercise of stock options within 60 days of the Record Date and 6,694 restricted shares.
(7)	Includes 1,890 restricted shares.
(8)	Includes 4,124 restricted shares.
(9)	Ms. Raney was appointed to the Board effective September 19, 2019.
(10)	Includes 11,785 restricted shares.
(11)	Includes 27,599 shares subject to stock options exercisable within 60 days of the Record Date and 38,992 restricted shares.
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(12)	This information is taken from a Schedule 13G/A as of December 31, 2019, filed with the SEC on February 11, 2020 by Basswood Capital Management LLC, which reflects beneficial ownership of 510,340 shares. Basswood shares such beneficial ownership with Matthew Lindendbaum and Bennett Lindendbaum.
(13)	This information is taken from a Schedule 13D/A as of October 17, 2017, filed with the SEC on October 11, 2017 by Maltese Capital Management LLC, which reflects beneficial ownership of 505,254 shares.
(14)	This information is taken from Schedule 13G/A as of December 31, 2019, filed with the SEC on February 11, 2020 by Pacific Ridge Capital Partners LLC, which reflects beneficial ownership of 382,491 shares.
(15)	This information is taken from Schedule 13G/A as of December 31, 2019, filed with the SEC on February 12, 2020 by Dimensional Fund Advisors LP, which reflects beneficial ownership of 368,477 shares. Dimensional disclaims beneficial ownership of such shares which are held by various investment companies, trust and account to which Dimensional Fund Advisors LP acts as investment advisor

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Bylaws provide that the number of directors of the Company shall not be less than eight (8) nor more than fifteen (15) until changed by an amendment to Article III, Section 3.2 of the Bylaws duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time, within the range specified in the articles of incorporation or in Section 3.2: (i) by a resolution duly adopted by the board; (ii) by a bylaw or amendment thereof duly adopted by the board of directors or the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote; or (iii) by approval of the shareholders entitled to vote. The Board of Directors has fixed the number of directors at nine (9).

The Board of Directors has nominated the nine (9) incumbent directors named below for election as directors of the Company and to apprise you of their qualifications to serve as directors, we include the information below concerning each of the nominees, as of the Record Date, that each nominee has given us regarding age, current positions held, principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the nominee currently serves as a director or has served as a director during the past five years. In addition to the information presented regarding each nominee’s specific experience, qualifications, attributes and skills that led the Nominating Committee to recommend that our Board of Directors nominate these individuals, all of the nominees have a reputation for honesty, integrity and adherence to high ethical standards. The Nominating Committee also believes that the nominees possess the willingness to engage management and each other in a positive and collaborative fashion, and are prepared to make the significant commitment of time and energy to serve on our Board of Directors and its committees. The following persons are the nominees of the Board of Directors for election to serve for a one-year term until the 2021 annual meeting of shareholders and until their successors are duly elected and qualified:

NICOLAS C. ANDERSON Age: 35, Director since 2018; Principal Occupation: Chief Executive Officer, ArcherHall, 2015 – Present; Managing Partner, Elm Grove Partners; 2013 – Present.

Mr. Anderson is Chief Executive Officer of ArcherHall, a company that provides digital forensics and high-value digital discovery services to law firms, corporations and government agencies. Headquartered in Sacramento, the company has been operating in the region for over 20 years. Mr. Anderson is also currently a Managing Partner of Elm Grove Partners, a private investment firm currently based in Sacramento, California, organized to acquire and operate companies in the lower middle market. He has been involved in a variety of community-based organizations including the Sacramento Federal Judicial Library and Learning Center Foundation, the California Innocence Project, and Streetwise Partners. Mr. Anderson graduated from Harvard University with an AB in Economics (Bachelor of Arts degree in Economics) and graduated with Distinction from the Harvard Business School with a Master of Business Administration degree. We believe that Mr. Anderson’s strong educational background, financial and investment experience as well as being a CEO directing strategy and operations of an expanding company qualifies him to serve on our Board of Directors.

KIMBERLY A. BOX Age: 60, Director since 2012; Principal Occupation: President & CEO Gatekeeper Innovation, Inc. since 2017.

Ms. Box is President and CEO of Gatekeeper Innovation, Inc., a company that provides products for medication safekeeping. She is a former Hewlett Packard Vice President with vast experience in the Information Technology industry. Over her career, she has led Information Technology outsourcing services, product engineering and support services including leading a $1 billion global organization. Since July 2018, Ms. Box has served as a Director on the Board of McGrath Rentcorp, a publicly-traded company (Nasdaq: MGRC), where she serves on the Compensation and Nomination/Governance Committees, and on the Board of Applied Science, Inc. She is very active in the community currently serving on the National Association of Corporate Directors NorCal Chapter not-for-profit and is on the Advisory Board of the Carlsen Center for Innovation and entrepreneurship at California State University, Sacramento. Ms. Box is currently Chairman of American River Bank’s Finance and Capital Committee and a member of the Audit Committee. Her extensive experience in the IT industry, CEO experience, entrepreneurial acumen and her active involvement in the community provides valuable insight and contribution to our Board of Directors.

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CHARLES D. FITE Age: 62. Director since 1993; Principal Occupation: President, Fite Development Company in Sacramento since 1980. President, Fite Properties Inc. since 1999 and President, Fite Construction Inc. since 1999.

Mr. Fite is President of the Fite Development Company, founded in 1970 by D. Bruce Fite.  As President, Mr. Fite is involved in all aspects of the company’s operations including development, management, marketing and financing of both existing and proposed projects.  Mr. Fite serves as Chairman of the American River Bank Foundation, a non-profit organization whose mission is to serve the needs of the most vulnerable women and children within our communities.  Mr. Fite is a licensed real estate broker and has 40 years of experience as a real estate developer. He is the Board President of Sacramento’s Region Business Association, the region’s leading champion for economic growth and job creation. He has been the Chairman of the Board of Directors of American River Bankshares since 2001.  Mr. Fite’s qualifications to serve as Chairman of our Board of Directors include his business acumen, integrity, leadership and knowledge of the commercial real estate market, as well as his community service.

JEFFERY OWENSBY Age: 62. Director since 2016; Principal Occupation: Mediator and Arbitrator, Judicate West, 2020 to present, Partner, Kennaday Leavitt Owensby, PC, October 2016 to December 2019. Partner, Rediger, McHugh & Owensby, LLP, November 2007 to October 2016.

Mr. Owensby is a Mediator/Arbitrator for Judicate West, one of California’s leading providers of private dispute resolution services. Prior to his career as a “neutral,” his 37 plus years of experience in the practice of labor and employment law included advising clients in all aspects of California and Federal labor law, litigation, trials, as well as Labor/Management relations. For the last decade, he has been selected by other lawyers to help them resolve lawsuits in which they are engaged. He has mediated numerous employment disputes including class actions. He is regularly called upon as a subject matter expert to provide education in the fields of employment law and voluntary dispute resolution. He gives extensive pro bono time to the state and federal courts to assist the courts and parties resolve cases before trial. Over the years, he has been on several boards of directors of philanthropic and community organizations. Mr. Owensby serves on the Board of Directors of the American River Bank Foundation, a non-profit organization whose mission is to serve the needs of the most vulnerable women and children within our communities. Mr. Owensby’s extensive legal experience, analytical capabilities and diligence in guiding organizations through complex decision-making processes provides value to the Board of Directors.

JULIE A. RANEY Age: 51. Director since 2019; Principal Occupation: Deputy General Counsel for Sutter Health since 2016, Assistant General Counsel for Sutter Health from 2010 to 2016.

Ms. Raney currently serves as an in-house attorney for Sutter Health, a not for profit health care system in Northern California, where she leads the Employment and Labor Group, the Disability Access Compliance Team, and the Special Investigation Unit. Throughout her ten years at Sutter Health and the prior fifteen years in private practice, Ms. Raney has developed an expertise in employment related matters and risk reduction strategies. Additionally, she has served as a Court Appointed Special Advocate for Placer County. Ms. Raney earned a Juris Doctorate from King Hall School of Law at the University of California, Davis and a Bachelor of Arts, magna cum laude, in political science, also from the University of California, Davis. Ms. Raney’s extensive legal knowledge together with her expertise in compliance and risk management makes her highly qualified to serve on the Board.

DAVID E. RITCHIE, JR. Age: 61. Director since 2017; Principal Occupation: President and Chief Executive Officer of American River Bankshares since 2017.

Mr. Ritchie’s prior roles include Senior Vice President and Regional Manager, Commercial Banking at US Bank, Executive Vice President and Regional Manager of Commercial Banking at One West Bank and 25 years in various leadership positions with Wells Fargo Bank. He attended the University of Southern California and University of California, Irvine and holds a Bachelor of Arts degree in Economics. He has served on the board of directors of the San Juan Capistrano Chapter of Legatus and is past chairman of the board of directors of the Orangewood Children’s Foundation in Southern California, an organization he was involved with for thirteen years, among many other community roles. He currently serves as President of the American River Bank Foundation and a Board Member of the Child Abuse Prevention Center. Mr. Ritchie’s extensive experience in the banking industry as well as his involvement in the community makes him highly qualified to serve on our Board of Directors.

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WILLIAM A. ROBOTHAM Age: 78. Director since 2004; Principal Occupation: CPA, Former Executive Partner, Pisenti & Brinker LLP, Certified Public Accountants in Santa Rosa since 1996.

Mr. Robotham has been a Certified Public Accountant since 1967. He joined Pisenti & Brinker LLP in 1966, became a partner in 1969, managing partner in 1983 and executive partner in 1996. He has served as the partner-in-charge of the Auditing and Accounting department, the Tax department and the Management Advisory Services department. Mr. Robotham currently works in tax, general practice and management consulting for the firm. Mr. Robotham is currently Vice Chairman of the Board of Directors of American River Bankshares and serves as the Chairman of the Audit Committee for American River Bankshares. Mr. Robotham was a founding member and a director of North Coast Bank. He remained on the North Coast Bank board of directors until 2003 when North Coast Bank was merged into American River Bank. He joined the American River Bank Board of Directors in 2004. Mr. Robotham has also been the President of Randal Nutritional Products, Inc. (“Randal”) since 2000. Randal is based in Santa Rosa and has been manufacturing nutritional products since 1947. Mr. Robotham is also a founding member of the Board of Directors of the American River Bank Foundation and serves as the Foundation’s Vice Chairman. Mr. Robotham’s experience in public and private business and his more than 40 years of experience in the field of public accounting led us to conclude he should serve on our Board of Directors.

PHILIP A. WRIGHT Age: 73. Director since 2009; Principal Occupation: Real Estate Broker and President and Owner of Wright Investments Inc. dba Wright Realty since 1984; Developer, Wright Investment since 1984 and President, Trowbridge & Wright Investment Inc. since 1976.

Mr. Wright was a founding member of the board of directors of North Coast Bank and was its first Chairman from 1990 to 1995.  He remained on the North Coast Bank Board of Directors until 2003 and joined the American River Bank Board of Directors in 2004 when the two banks merged.  Mr. Wright was named to the American River Bankshares Board of Directors in 2009.  Mr. Wright has been an active real estate agent/broker for over 40 years.  He owned a mortgage company for four years and presently manages his own real estate business.  Mr. Wright has been involved in subdividing and marketing land in Sonoma County since 1977, which included processing all governmental permits, project financing, budgets, construction bidding and overseeing construction of the final project.  He currently serves on the Board of Directors of the American River Bank Foundation. Mr. Wright’s extensive experience in the real estate business as well as in the banking industry qualifies him to serve as a member of our Board of Directors.

MICHAEL A. ZIEGLER Age: 75. Director since 2002; Principal Occupation: Chief Executive Officer of PRIDE Industries in Roseville, California.

As CEO of PRIDE Industries, Mr. Ziegler oversees a company with over $340 million in sales and more than 5,700 part-time and full-time employees working throughout the country.  Mr. Ziegler attended San Francisco State University and completed his MBA at the University of San Francisco.  He was a graduate of the Stanford Small Business Executive Program and has an Honorary Ph.D. from the Golden Gate University.  His entrepreneurial background revolves around business ownership, sales/marketing and leadership. He serves on the board of directors of the Greater Sacramento Area Economic Council, UC Davis Health System National Board of Advisors, Teichert Inc., PRIDE Industries, PRIDE Foundation Advisory Board, and he is a founding member of the board of directors and a senior fellow of the American Leadership Forum Mountain Valley Chapter.  Mr. Ziegler’s experience in running a large-scale company including his involvement in many academic and community activities makes him a valuable member of our Board of Directors.

All proxies will be voted for the election of the nine (9) nominees recommended by the Board of Directors, unless authority to vote for the election of any director or all directors is withheld. All of the nominees are incumbent directors.

If any of the nominees should unexpectedly decline or be unable to serve as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named above.

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None of the Company’s directors, nominees for election as directors listed above, or executive officers listed on page 3 of this proxy statement, were selected pursuant to any arrangement or understanding other than with the directors and executive officers of the Company acting within their capacities as such. There are no family relationships between any two or more of the directors, nominees for director, or executive officers. Except as disclosed above, no director or officer of the Company currently serves, or within the last five years has served, as a director of any public company, including any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940. To our knowledge, none of the nominees were subject to any legal, judicial or administrative proceedings involving or based on violations of federal or state securities, commodities, banking or insurance laws and regulations or settlements thereof, involvement in mail or wire fraud or fraud in connection with any business entity, any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization, convictions in a criminal proceeding (excluding traffic violations and minor offenses) or had a petition under bankruptcy laws filed against themselves or an affiliate, in each case within the last ten years.

Recommendation of Board of Directors

The Board of Directors recommends a vote “FOR” each of the nine (9) nominees listed above.

CORPORATE GOVERNANCE

Our Board of Directors and management are dedicated to the standard of exemplary corporate governance and believe that corporate governance is vital to the continued success of the Company. The Board of Directors annually reviews and updates the charters of the committees of the Board of Directors in response to evolving “best practices” and the results of changes in the regulatory environment.

Director Independence

Our Board of Directors has determined that each of our non-employee directors (excluding David E. Ritchie, Jr.) is independent. Each of our Audit, Nominating and Compensation Committees is composed only of independent directors.

Our Board of Directors has adopted certain standards to assist it in assessing the independence of each of our directors. A director who otherwise meets the definition of independence under applicable NASDAQ listing standards may be deemed “independent” by the Board of Directors after consideration of all of the relationships between the Company and the director, or any of his or her immediate family members (as defined in the NASDAQ listing rules), or any entity with which the director or any of his or her immediate family members is affiliated by reason of being a partner, officer or a significant shareholder thereof. However, ordinary banking relationships (such as depository, lending, and other services readily available from other financial institutions) are not considered by the Board of Directors in determining a director’s independence, as the Board of Directors considers these relationships to be immaterial. A banking relationship is considered “ordinary” if:

•	the relationship is on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons;
•	with respect to an extension of credit, it has been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve System and Section 13(k) of the Securities Exchange Act of 1934;
•	no event of default with respect to such relationship has occurred and is continuing beyond any period of cure; and
•	the relationship has no other extraordinary characteristics.

In assessing the independence of our directors, our Board of Directors carefully considered all of the business relationships between the Company and our directors or their affiliated companies, other than ordinary banking relationships. This review was based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with the Company and our management. Where business relationships other than ordinary banking relationships existed, the Board of Directors determined that, except in the case of Mr. Ritchie, none of the relationships between the Company and the directors or the directors’ affiliated companies impair the directors’ independence because the amounts involved are immaterial to the directors or to those companies when compared to their annual income or gross revenues. The Board of Directors also determined for all of the relationships between the Company and our directors or the directors’ affiliated companies, that none of the relationships had unique characteristics that could influence the director’s impartial judgment as a director of the Company.

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Code of Ethics

The Company has adopted a Code of Ethics that complies with the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002 and applicable NASDAQ listing rules. The Code of Ethics requires that the Company’s directors, officers (including the principal executive, financial and accounting officers, or controller and persons performing similar functions) and employees conduct business in accordance with the highest ethical standards and in compliance with all laws, rules and regulations applicable to the Company. The Code of Ethics is intended to supplement the provisions of any other personnel policies of the Company or codes of conduct, which may establish additional standards of ethical behavior applicable to the Company’s directors, officers and employees.

The Code of Ethics was filed as Exhibit 14.1 to the Company’s 2003 Annual Report on Form 10-K and may be accessed through the Company’s website by following the instructions for accessing reports filed with the Securities and Exchange Commission hereafter in this proxy statement under the heading “Website” or a copy is available, free of charge, upon written request to Mitchell A. Derenzo, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.

Leadership Structure

The positions of the Chairman of the Board of Directors and the President and Chief Executive Officer (“CEO”) are filled by different persons. Mr. Fite, an independent director, serves as the Board of Directors Chairman, while Mr. Ritchie serves as President and CEO. The Board of Directors believes that separating the roles of Chairman and President and CEO is preferable and in the best interests of shareholders because it enhances the Board of Directors’ ability to fulfill its oversight responsibilities, inclusive of senior management. Separating the positions also provides an independent viewpoint and focus at meetings of the Board of Directors, and improves communication between management and the Board of Directors by giving our President and CEO a single initial source for Board of Directors-level communication and input on significant decisions.

Risk Oversight

Risk management is the responsibility of management and risk oversight is the responsibility of the Board of Directors. The Board of Directors administers its risk oversight function principally through its division of responsibility within its committee structure, with each committee being responsible for overseeing risk within its area of responsibility. For example, the Loan Committee of American River Bank (the “Loan Committee”) plays an important role in overseeing our loan functions and monitoring related risks. Responsibilities of our various committees are discussed under each committee in this proxy statement. Significant risk oversight matters considered by the committees are reported to and considered by the Board of Directors. Some significant risk oversight matters are reported directly to the Board of Directors, including matters not falling within the area of the responsibility of any committee. Types of risks with the potential to adversely affect the Company include cybersecurity, credit, interest rate, liquidity, and compliance risks, and other risks relating to our operations and reputation.

Management regularly provides the Board of Directors and its various committees with a significant amount of information regarding a wide variety of matters affecting the Company. Matters presented to the Board of Directors and its committees generally include information with respect to risk. The Board of Directors and its committees consider the risk aspects of such information and often request additional information with respect to issues that involve risks to the Company. The Board of Directors and its committees also raise risk issues on their own initiative.

To assist the Company with respect to enterprise risk management, and to assist the Board of Directors and its committees with respect to risk oversight, the Company has an Enterprise Risk Management Committee made up of appropriate management personnel that works to identify and assess risks across all operations of the Company. The Enterprise Risk Management Committee reports to the Board of Directors and all of its members attend either Board of Directors and/or other committee meetings as needed.

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Cyber-security incidents compromising non-public personal financial information may produce material effects to the business, including but not limited to, reputational harm, loss of intellectual property, disruption of key business operations, governmental fines/penalties, and litigation/remediation costs. Under the direction of its Chief Operating Officer, the Company maintains a formal information security management program. The program leverages industry frameworks and standards to ensure appropriate controls are established and are frequently assessed for adequacy. Major components of the program include Safeguarding Customer Information, third party vendor oversight and incident response. The Board and the Company’s Enterprise Risk Management Committee receive reports and briefings from executive management relating to a full range of cyber security issues, the Company’s risk posture to protect against cyber security threats, and policies that adequately implement the program. Annually, the Board reviews and approves the formal written information security program policy including information security risk appetite; obtaining assurance that the plan addresses the dynamic changes in the threat landscape and whenever there is a material change in the Company’s cyber security risks. Executive management periodically keeps the Board abreast of efforts relating to compliance, risk assessments, results of audits, examinations, penetration and vulnerability testing, security breaches or violations and recommended changes to the Company’s information security program.

The Company does not believe the risk oversight function of the Board of Directors has had a significant effect on the leadership structure, although a change in leadership structure could result in changes in the implementation of the risk oversight function.

Review of Risk Associated With Compensation Plans

The Company develops and implements compensation plans that provide strategic direction to the participants and engages them in the Company’s success, which contributes to shareholder value. We believe our approach to goal setting, establishing targets with payouts at multiple levels of performance, evaluation of performance results and our discretion to approve or disapprove the payout of incentive compensation helps to mitigate excessive risk-taking that could harm Company value or reward poor judgment by our executive officers. Compensation policies and practices are determined by reviewing compensation analyses including industry/market benchmarking reports to determine competitive pay packages. The Company’s variable pay programs are designed to reward outstanding individual and team performance while mitigating risk taking behavior that might affect financial results. Performance incentive compensation rewards for all plans continue to be focused on results that possibly impact earnings, profitability, credit quality, loan growth, deposit growth, sound operations and compliance, sustainable culture, and leadership excellence. Incentive compensation plans, which are reviewed and revised on an annual basis, have defined terms and conditions which enable the Company to adjust the final scoring and payments under the plans. Generally, there is more oversight of plans that have a higher degree of risk, larger payouts, and that could have the greatest negative impact on the Company and American River Bank’s safety and soundness, such as credit related risks. Plan reviews and approvals increase before any payments are made as the risks associated with a plan increase.

The Compensation Committee met with senior management officers, including the Human Resources Officer, of the Company to review the 2019 incentive compensation plans and concluded that, based on the controls described above and elsewhere in this proxy statement, those plans do not present risks that are reasonably likely to have a material adverse effect on the Company.

Anti-Hedging and Anti-Pledging Policy

The Company maintains an Anti-Hedging and Anti-Pledging Policy which prohibits the board and all employees (including the executive officers) from hedging or otherwise offsetting or taking any actions that are designed to hedge or offset, their ownership of American River Bankshares stock, including trading in publicly-traded options, puts, calls, equity swaps, variable forward contracts, collars, exchange funds or other derivative instruments related to American River Bankshares stock or debt, should any be issued in the future and prohibits directors and executive officers of the Company, from purchasing Company securities on a margin or otherwise pledge Company securities as collateral for a loan.

Stock Ownership Requirements

The Company encourages equity ownership by its directors and executive officers to emphasize their link with the long term interests of the Company’s shareholders. Accordingly, directors and executive officers are expected to reach target equity ownership levels equal to a multiple of annual base salary/retainer at the previous year-end, as follows: Chief Executive Officer, two times base salary; other executive officers, one and one-half times base salary; and directors, three times their annual retention. This requirement may be met through common stock, restricted stock or restricted stock units. Each covered person is expected to reach his or her target ownership level within 5 years from the date he or she became subject to the ownership requirement, based on fair market value of the equity at each year end. The Company does not expect any of these executive officers or directors to sell any shares until they meet these ownership requirements, unless the sale was to pay for ordinary income taxes of vested or exercised shares.

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Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and any persons beneficially owning ten percent or more of the Company’s common stock to timely file initial reports of ownership and reports of changes in that ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulations to send copies of such reports to the Company. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2019, the Company believes all such filing requirements applicable to its directors, executive officers and ten percent shareholders were met with the exception of late Form 4’s filed by Messrs. Bender and Derenzo, both of which were filed 34 business days late.

Committees of the Board of Directors

Nominating Committee. The Nominating Committee, whose members are Charles D. Fite (Chairman), Jeffery Owensby and Michael A. Ziegler, has the responsibility to assist the Board of Directors by (a) establishing criteria for candidates and identifying, evaluating, and recommending candidates, including candidates proposed by shareholders, for election to the Board of Directors, and (b) periodically reviewing and making recommendations on the composition of the Board of Directors. The Nominating Committee met twice in 2019. Mr. Waks served on the Nominating Committee in 2019 prior to his resignation from the Board and all Committees effective December 31, 2019. All members of the Nominating Committee are “independent,” as that term is defined under applicable NASDAQ listing rules, including Director Fite from whom the Company has leased one of its bank premises since 1985. The current lease terms and the Company’s policy are disclosed under “Transactions with Related Persons” on page 43 of this proxy statement. Candidates are selected in accordance with a Nominating Charter. The Nominating Charter includes a policy for consideration of candidates proposed by shareholders. Any recommendations by shareholders will be evaluated by the Board of Directors in the same manner as any other recommendation and in each case in accordance with the Nominating Charter. Shareholders that desire to recommend candidates for consideration by the Company’s Board of Directors should mail or deliver written recommendations to the Company addressed as follows: Board of Directors, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670. Each recommendation should include biographical information indicating the background and experience of the candidate that qualifies the candidate for consideration as a director for evaluation by the Board of Directors. In addition to minimum standards of independence for non-employee directors and financial literacy, the Board of Directors considers various other criteria including the candidate’s experience and expertise, financial resources, ability to devote the time and effort necessary to fulfill the responsibilities of a director and involvement in community activities in the market areas served by the Company that may enhance the reputation of the Company. The provisions of our Nominating Committee Charter regarding diversity, as a matter of practice, may seek or favor a candidate with particular areas of expertise that complement our existing Board of Directors composition or satisfy legal requirements. In general, our objective is for the Board of Directors to reflect a diversity of perspectives and a broad range of experiences through individuals that possess the background, skills, expertise, and commitment necessary to make a significant contribution to our Company. Qualified candidates are considered without regard to race, color, religion, sex, ancestry, national origin, disability, or any other factor that qualifies the candidate as a member of a protected class under applicable law.

The Company operates in a highly regulated industry and is subject to the supervision, regulation and periodic examination by state and federal banking regulatory authorities including the Board of Governors of the Federal Reserve System, California Department of Business Oversight and Federal Deposit Insurance Corporation. Directors of the Company are subject to certain rules and regulations and potential liabilities not otherwise applicable to directors of non-banking organizations. Consequently, evaluation of candidates by the Company’s Board of Directors may include more extensive inquiries into personal background information including confirmation of the accuracy and completeness of background information by (a) requiring candidates to complete questionnaires to elicit information of the type required to be disclosed by the Company in reports filed with the Securities and Exchange Commission, NASDAQ, or such state and federal banking regulatory authorities, (b) conducting background investigations by qualified independent organizations experienced in conducting criminal and civil investigatory reviews, and (c) such other personal and financial reviews and analyses as the Board of Directors may deem appropriate in connection with the consideration of candidates.

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Shareholders who wish to nominate a candidate for election to the Company’s Board of Directors, as opposed to recommending a potential nominee for consideration by the Board of Directors, are required to comply with the advance notice and any other requirements of the Company’s bylaws, applicable laws and regulations. The Board of Directors may elect to use third parties in the future to identify or evaluate candidates for consideration by the Board of Directors. The Nominating Charter adopted by the Board of Directors can be accessed through the Company’s website www.americanriverbank.com by accessing the Investor Relations link, then the Corporate Information link, then the Governance Documents link located at that address. The Nominating Committee recommended the slate of nominees described in “Proposal No. 1, Election of Directors” on pages 4 through 6 of this proxy statement.

Compensation Committee. The Compensation Committee, whose members include Charles D. Fite, Jeffery Owensby, Michael A. Ziegler (Chairman), William A. Robotham and Julie A. Rainey (effective December 2019), oversees the performance and reviews the compensation of the executive officers and the directors of the Company and American River Bank. The Compensation Committee met seven (7) times during 2019. For additional information regarding the functions of the Compensation Committee, see the Compensation Discussion and Analysis on page 24 and the Compensation Committee Charter which can be accessed through the Company’s website www.americanriverbank.com by accessing the Investor Relations link, then the Corporate Information link, then the Governance Documents link located at that address.

•	Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee is or has ever been an officer or employee of the Company or any of its subsidiaries. During the last fiscal year, none of our executive officers served on the board of directors or on the compensation committee of any other entity, any officers of which served on either our Board or our Compensation Committee.

o	The CEO is a non-voting invited guest to the Compensation Committee meetings and can be present at discussions regarding compensation matters relative to non-CEO executive officers or directors. The CEO cannot be present during deliberations or voting on CEO compensation matters.
o	The Board of Directors has determined that all members of the Compensation Committee are “independent,” as that term is defined under applicable NASDAQ listing rules including Director Fite from whom the Company has leased one of its bank premises since 1985. The current lease terms and the Company’s policy are disclosed under “Transactions with Related Persons” on page 43 of this proxy statement.

Audit Committee. The Audit Committee, whose members are William A. Robotham (Chairman), Nicolas C. Anderson and Philip A. Wright, oversees the Company’s independent registered public accounting firm, analyzes the results of internal and regulatory examinations and monitors the financial and accounting organization and reporting. Director Robotham has been designated by the Board of Directors as an “audit committee financial expert” as defined under rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee met seven (7) times in 2019 and held one (1) “executive session” which only the non-employee directors attended, each of whom is “independent” as defined under applicable NASDAQ listing rules. In addition, each other member of the Audit Committee is “financially literate” as defined under applicable NASDAQ listing rules. For additional information regarding the functions of the Audit Committee, see the Audit Committee Report on page 45 and the Audit Committee Charter which can be accessed through the Company’s website www.americanriverbank.com by accessing the Investor Relations link, then the Corporate Information link, then the Governance Documents link located at that address. In December 2019, Kimberly A. Box joined the Audit Committee and Nicolas C. Anderson left the Audit Committee.

Finance and Capital Committee. The Finance and Capital Committee, whose members include Jeffery Owensby, Stephen H. Waks (Chair), and Michael A. Ziegler, has the responsibility to (a) oversee asset liability management and the investment portfolio including recommending to the Board of Directors the annual investment strategy; (b) recommend to the Board of Directors the annual operating budget for the Company; and (c) review premises leases and capital expenditures over $100,000 for recommendation to the Board of Directors. Mr. Waks resigned from the Board and all Committees effective December 31, 2019. In December 2019, Kimberly A. Box joined the Finance and Capital Committee and in January 2020, Ms. Box became the Chair of the Finance and Capital Committee. In September 2019, Julie A. Rainey joined the Finance and Capital Committee and in December 2019, Ms. Raney left the Finance and Capital Committee. The Finance and Capital Committee met five (5) times during 2019.

Executive Committee. The Executive Committee, whose members include Charles D. Fite (Chair), David E. Ritchie, Jr., William A. Robotham, Stephen H. Waks, and Michael A. Ziegler oversees long range planning, formulates and recommends broad policy positions for the Board of Directors to consider and is responsible for evaluating and recommending to the Board of Directors matters pertaining to mergers and acquisitions. The Executive Committee did not have a meeting in 2019. Mr. Waks resigned from the Board and all Committees effective December 31, 2019.

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Loan Committee of American River Bank. The Loan Committee has the responsibility for establishing loan policy, approving loans which exceed certain dollar limits and reviewing the outside loan review firm’s examinations of the loan portfolios. The Loan Committee includes Kimberly A. Box (Chairman), Nicolas C. Anderson, Charles D. Fite, Stephen H. Waks, and Philip A. Wright. The Loan Committee met eighteen (18) times during 2019. In December 2019, Kimberly A. Box left the Loan Committee and was replaced by Nicolas C. Anderson as Chair. Also in December 2019, Julie A. Raney joined the Loan Committee. Mr. Waks resigned from the Board and all Committees effective December 31, 2019.

During 2019, the Company’s Board of Directors held twelve (12) regular meetings. In addition, the Company’s Board of Directors held three (3) “executive sessions” which only the non-employee directors attended, each of whom is “independent” as defined under applicable NASDAQ listing rules. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the number of meetings of the committees on which they served.

See “Detail of Director Compensation Elements – Cash Compensation” on page 13 of this proxy statement for information regarding fees paid to directors during 2019 for Board of Directors and committee meetings.

Shareholder Communications

A majority of the members of the Board of Directors, each of whom is “independent” as defined under applicable NASDAQ listing rules, has established procedures for receipt and delivery of shareholder communications addressed to the Board of Directors. Any such shareholder communications, including communications by employees of the Company solely in their capacity as shareholders, should be mailed or delivered to the Company addressed as follows: Board of Directors, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.

Annual Meeting Attendance

The Company requires members of its Board of Directors to attend the Company’s annual meeting of shareholders each year. All then-serving directors attended the Company’s annual meeting of shareholders held in 2019.

DIRECTOR COMPENSATION

Director Compensation Program

The Compensation Committee of the Board of Directors (the “Compensation Committee”) oversees the Company’s director compensation program. The compensation program includes elements that are designed specifically for the non-employee directors (excluding David E. Ritchie, Jr.). Additionally, the Compensation Committee is charged with the review, and recommendation to the Board of Directors, of all annual compensation decisions relating to the directors.

The Compensation Committee’s compensation philosophy was developed to balance and align the interests of the directors and shareholders. The three primary elements of compensation for our directors are cash compensation, equity-based incentive compensation, and retirement benefits.

In 2018, the Compensation Committee, upon approval of the Board of Directors, consulted with McLagan Consulting, a business unit of AON PLC. (“McLagan”), a compensation and benefits consulting firm, to evaluate the Board of Directors compensation for 2019. McLagan served as an independent compensation consultant to advise the Compensation Committee on all matters related to the Board of Directors compensation and general compensation programs including guidance on industry best practices. Based on discussions with McLagan, the Compensation Committee recommended, and the Board of Directors approved, no changes to the cash retainers, meeting attendance fees, or equity portion of director compensation for 2019. The elements of director compensation are described below.

For the analysis of the 2019 director compensation, the Compensation Committee, with the help of McLagan, selected twenty publicly-traded banking companies headquartered on the West Coast (the “Peer Group”). The Peer Group is used to benchmark compensation levels against companies that are similar in breadth and scope to our Company. The following twenty companies have assets between $250 million and $1.5 billion as of March 31, 2018 and comprise the Peer Group: 1st Capital Bank, Bank of Commerce Holdings, Broadway Financial Corp., Central Valley Community Bancorp, Communities First Financial, Community West Bancshares, First Financial Northwest Inc, First Northern Community Bancorp, FS Bancorp Inc., Idaho Independent Bank, Lighthouse Bank, Oak Valley Bancorp, OP Bancorp, Plumas Bancorp, Provident Financial Holdings, Riverview Bancorp Inc., Sound Financial Bancorp Inc., Summit State Bank, United Security Bancshares, and Valley Republic Bancorp.

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In June 2019, the Compensation Committee engaged Blanchard Consulting Group to review the Company’s prior compensation practices and programs for directors and executive officers and to make recommendations regarding such compensation programs for 2020.

The Company targets total compensation to be at or above the Peer Group average. The goal of the cash compensation is to be close to the Peer Group average, while equity compensation and retirement benefits are targeted at or above the Peer Group averages. The decisions by the Board of Directors about director compensation are based on analysis of the Peer Group averages, the directors’ completion of continuing education programs, attendance at Board of Directors and committee meetings and prompt responses to management’s requests for information required to complete and timely file regulatory filings.

Overview of Director Compensation Elements

The Company’s Director Compensation Program consists of several compensation elements, as illustrated in the table below.

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element
Cash Compensation	Director contribution to the governance of the Company.	• Provide fixed compensation based on competitive market practice.
Equity Incentive Compensation	Restricted Stock: • The Company’s stock price performance; and • Continued role with the Company during the vesting period.	• Maximize stock price performance; • Increase director ownership in the Company; and • Align director interests with interests of shareholders.
Retirement Benefits

•    The Deferred Fee Plan is a nonqualified voluntary deferral program that allows the directors to tax-defer a portion (up to 100%) of their cash compensation.

•    The Director Emeritus Plan provides the director with retirement benefits for remaining available for consulting to and other support of the Company.

•    Provides a tax-deferred retirement savings program (1).

•    The Director Emeritus Plan makes available benefits for the directors to secure their consulting services following their retirement from the Board of Directors (1).

(1)	See “Detail of Director Compensation Elements – Retirement Benefits” beginning on page 14 of this proxy statement for information regarding the details of the Deferred Fee Plan and the Director Emeritus Plan.

The use of these compensation elements enables us to reinforce our pay for performance philosophy, as well as strengthen our ability to attract and retain highly qualified directors.

•	Detail of Director Compensation Elements

The Compensation Committee believes the total compensation and benefits program for the directors should consist of the following: cash compensation, equity incentive compensation and retirement benefits.

o	Cash Compensation

The cash compensation paid to non-employee directors of American River Bankshares during 2019 included a retainer of $1,833.33 per month, a fee of $275.00 for attendance at each American River Bank Board of Directors meeting, and a fee of $450.00 for attendance at each committee meeting, other than the Loan Committee whose outside director members received a fee of $500.00 for each meeting attended.

In addition to the fees received as non-employee directors in connection with the attendance at Board of Directors and committee meetings, the Chairman of the Board of Directors received an additional retainer fee of $1,000.00 per month, and the Chairman of the Audit Committee, the Chairman of the Finance and Capital Committee, the Chairman of the Compensation Committee, and the Chairman of the Loan Committee each received an additional retainer fee of $416.67 per month and the Chairman of the Nominating Committee received an additional retainer of $291.67 per month. The fees paid in 2019 by American River Bankshares and American River Bank to all directors are disclosed in the “Director Compensation Table” on page 15 of this proxy statement.

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o	Equity Incentive Compensation

Since 2010, restricted stock has been used as equity incentive compensation for non-employee directors. The Compensation Committee believes the use of restricted stock, rather than other forms of equity incentive compensation, provides value for the director based upon shareholder value, subject to vesting for continued service. The restricted stock’s value increases if the stock price subsequently increases.  The Compensation Committee believes that this creates strong alignment between the interests of the directors and shareholders.

The restricted stock awards to non-employee directors have been granted under our 2010 Equity Incentive Plan (the “2010 Plan”), adopted by the Board of Directors on March 17, 2010, and approved by the Company’s shareholders on May 20, 2010. The fair value related to restricted stock awards made to directors for service in 2019 is shown in the “Director Compensation Table” on page 15 of this proxy statement. Future restricted stock awards or other equity grants to non-employee directors will be made under our 2020 Equity Incentive Plan, if that is approved by our shareholders pursuant to Proposal No. 2 set forth in this proxy statement.

Awards to the non-employee directors are generally made annually, at the same time as awards to the general eligible officer population, which are made at Compensation Committee meetings regularly scheduled in advance to meet appropriate deadlines for compensation related decisions. The Compensation Committee grants equity awards to non-employee directors based upon the dollar value of such awards approved by the Board of Directors as a whole. The Compensation Committee meetings at which the numbers of shares are determined are held after the close of the U.S. stock markets, and the Compensation Committee determines the number of such shares for each restricted stock award, using the dollar value approved by the Board of Directors and the closing price of the Company’s common stock on the date of the award.

Restricted stock awarded to each director will fully vest after a one-year term. A change in control may trigger accelerated vesting. In this instance, all unvested restricted stock will vest as of the date of the change in control.

Director equity awards are made after review of their performance for the preceding calendar year. The awards are made based on factors including: (a) attendance at Board of Directors and committee meetings (30% of award target), (b) completion of a specified number of continuing education hours (40% of award target), and (c) prompt responses to management’s requests for information required to complete and timely file regulatory filings (30% of award target). For equity awards made in 2019 (based upon the foregoing factors in 2018), the Board of Directors set the award target dollar value to be $18,000 for directors other than the Board Chair and $25,000 for the Board Chair. On May 16, 2019, Directors Box, Owensby, Robotham, Waks, Wright and Ziegler were each awarded 1,361 shares of restricted stock with a value of $18,006, Director Anderson was awarded 1,020 shares of restricted stock award with a value of $13,495 prorated for the nine months he served on the Board in 2018, and Director Fite was awarded 1,890 shares of restricted stock with a value of $25,005, in each case based on the Company’s closing stock price on May 16, 2019 of $13.23 per share. Mr. Waks forfeited his 1,361 restricted shares when he resigned from the Company effective December 31, 2019. See also the “Director Compensation Table” on page 15 and the “Grants of Plan-Based Awards Table” for Directors on page 16 of this proxy statement for more information regarding director equity awards. No other unvested equity awards and no unexercised stock options are outstanding to any non-employee directors.

o	Retirement Benefits

Effective December 20, 2001, a Deferred Fee Plan was established for the purpose of providing the directors an opportunity to defer tax on director fees. Participating directors may elect to defer a portion, up to 100%, of their monthly cash compensation and meeting fees. The Company bears the administration costs and credits interest on the deferred balances at a rate equal to the five-year U.S. Treasury Bond plus 4.0%, but does not make contributions to the deferred account balances. For 2019, the rate credited was 6.51%. The amounts deferred and the earnings thereon are unfunded and unsecured and subject to the claims of general creditors. During 2019, only Director Ziegler participated in the Deferred Fee Plan and deferred $37,050.

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In June 2004, the Board of Directors adopted a Director Emeritus Plan, whereby each non-employee director became entitled, upon full retirement from the Board of Directors of the Company and its subsidiaries, to receive installment payments over a 24-month period following retirement which for a non-employee director who is fully vested are equal to the total Board of Director and committee fees received by the director for such service during the two full calendar years prior to retirement. To qualify for the payments, a director participating in the Director Emeritus Plan must continue to support the Company by making himself/herself available for consultation with management and/or the Board of Directors, continue to be a referral source for business to the Company and attend Company functions such as annual meetings for a period of two years after retirement. The Director Emeritus Plan contains a ten-year vesting component. A director vests 10% for each year of service on the Board of Directors of the Company or its subsidiaries. During 2019, $12,651 in payments were made under the Director Emeritus Plan to one retired director. Effective July 1, 2012, benefit accruals were suspended under the Director Emeritus Plan, but the benefits that had been previously earned have continued in effect. There have been no new participants in the Director Emeritus Plan after July 1, 2012. Mr. Waks began receiving payments in January 2020, and is expected to receive payments until December 2021 as he was fully vested up the Director Emeritus Plan. In addition, at December 31, 2019, Messrs. Fite, Robotham, Wright and Ziegler were fully vested and are expected to receive payments upon their retirement. No other directors are eligible to receive payments under the Director Emeritus Plan.

Director Compensation Table

The following table shows the compensation of the Company’s non-employee directors (excluding David Ritchie) during the fiscal year 2019.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	Total ($)
Nicolas C. Anderson	$35,950		$13,495	—	$49,445
Kimberly A. Box	$39,300		$18,006	—	$57,306
Charles D. Fite	$54,300		$25,005	—	$79,305
Jeffery Owensby	$33,650		$18,006	—	$51,656
Julie A. Raney (3)	$8,275		—	—	$8,275
William A. Robotham	$36,150		$18,006	—	$54,156
Stephen H. Waks (4)	$39,450		$18,006	—	$57,456
Philip A. Wright	$36,050		$18,006	—	$54,056
Michael A. Ziegler	$37,050	(5)	$18,006	$14,335	$69,391
(1)	The amount reported in this column represents the fair value determined in accordance with FASB ASC Topic 718 of 1,361 shares of restricted stock awarded to Ms. Box, Mr. Owensby, Mr. Robotham, Mr. Waks, Mr. Wright, and Mr. Ziegler, 1,020 shares of restricted stock awarded to Mr. Anderson and 1,890 shares of restricted stock awarded to Mr. Fite, each awarded on May 16, 2019. Please refer to footnote 2 to our audited financial statements included in our annual report to shareholders for the year ended December 31, 2019 for a discussion of the assumptions related to the calculation of such value.
(2)	Amount represents the above-market interest credited on amounts deferred under the Deferred Fee Plan. The above-market interest is based upon the rate of interest credited above 120% of the applicable federal long-term rate. For 2019, the interest rate credited was 6.51% and 120% of the applicable federal long-term rate (for January 2019) was 3.80%. See discussion above on page 14 of this proxy statement under “Retirement Benefits” for discussion of the Deferred Fee Plan.
(3)	Ms. Raney joined the Board in October 2019
(4)	Mr. Waks resigned from the Company effective December 31, 2019 and at that time forfeited his 1,361 restricted stock awards.
(5)	Mr. Ziegler deferred $37,050 of the total fees he earned in 2019, under the Deferred Fee Plan. See page 14 of this proxy statement under Retirement Benefits for discussion of the Deferred Fee Plan.
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Grants of Plan-Based Awards Table for Directors

The following table summarizes the restricted stock awards made pursuant to the Company’s 2010 Plan to the Company’s non-employee directors (excluding David Ritchie) in the fiscal year ended December 31, 2019. All of the awards were made on May 16, 2019. All restricted stock awarded to the directors fully vests one year after the award date provided that the directors continue to serve through the vesting date. Restricted stock may become vested in full in the event of a change in control as defined in the 2010 Plan. There were no other awards made to any non-employee director during 2019 under the Company’s 2010 Plan.

Grants of Plan-Based Awards Table

Name	Award Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock Awards ($)(2)
Nicolas C. Anderson	5/16/19	1,020	$13,495
Kimberly A. Box	5/16/19	1,361	$18,006
Charles D. Fite	5/16/19	1,605	$25,005
Jeffery Owensby	5/16/19	1,361	$18,006
Julie A. Raney	—	—	—
William A. Robotham	5/16/19	1,361	$18,006
Stephen H. Waks (3)	5/16/19	1,361	$18,006
Philip A. Wright	5/16/19	1,361	$18,006
Michael A. Ziegler	5/16/19	1,361	$18,006

(1)	It is the Company’s policy that each restricted stock award is based on the market price per share of the Company’s common stock on the date of award. There is no dollar amount of consideration paid by the director on the award date or vesting date of a restricted stock award. The amount listed in this column represents the only unvested restricted stock held by each non-employee director.
(2)	The amount reported in this column represents the fair value of restricted stock awarded during the year shown in accordance with FASB ASC Topic 718. Please refer to footnote 2 to our audited financial statements included in our annual report to shareholders for the year ended December 31, 2019 for a discussion of the assumptions related to the calculation of such value.
(3)	Mr. Waks resigned from the Company effective December 31, 2019 and at that time forfeited the 1,361 shares under his restricted stock award.
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PROPOSAL NO. 2

ADOPTION OF 2020 EQUITY INCENTIVE PLAN

The Board of Directors is asking our shareholders to approve the American River Bankshares 2020 Equity Incentive Plan (the “2020 Plan”). The 2020 Plan is designed to replace our 2010 Equity Incentive Plan (the “2010 Plan”), which expired on March 17, 2020.

The Board believes that the 2020 Plan is important for attracting and retaining well-qualified employees and directors in a competitive labor market and that the 2020 Plan will provide a significant incentive for our employees, directors and consultants to increase the value of the Company for all shareholders, which is essential to our long-term growth and success. The Board believes that the number of shares authorized under the 2020 Plan reflects an appropriate balance between providing us with the flexibility to offer an equity award program over a multi-year period and shareholder dilution considerations.

No new awards may be granted under the 2010 Plan after its expiration on March 17, 2020. The 2010 Plan will remain in place only for the issuance of shares of our common stock pursuant to equity compensation awards granted prior to March 17, 2020 and outstanding under the 2010 Plan, which awards will continue to be governed by the terms of the 2010 Plan. Although the 2020 Plan already has been adopted by the Board, no equity awards are permitted to be granted under the 2020 Plan unless and until shareholder approval is received within 12 months of the Board adoption. The 2020 Plan authorizes the grant of awards relating to up to 250,000 shares of our common stock.

Summary of the 2020 Plan.

The principal features of the 2020 Plan are described below. However, this summary of the 2020 Plan does not purport to be exhaustive and is expressly qualified in its entirety by reference to the full text of the 2020 Plan document, which is attached to this proxy statement as Exhibit A.

Administration. The 2020 Plan will be administered and interpreted by the compensation committee of our Board, which is comprised of non-employee directors, each of whom is a “nonemployee director” within the meaning of applicable federal securities laws and “independent” within the meaning of applicable stock exchange listing requirements. Subject to the provisions of the 2020 Plan, the compensation committee has full power and authority (a) to select the participants to whom awards are to be granted, (b) to set the terms and conditions of the awards at initial grant and any subsequent revisions or changes to the terms and conditions of awards, including, but not limited to, changes to, or removal of restrictions on, outstanding awards relating to vesting, restriction periods and exercise periods, (c) to interpret the Plan, (d) to adopt, amend and revoke rules for the administration, interpretation and application of the Plan, (e) to adopt, amend and revoke sub-plans or supplements to the Plan, including to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions in which the Company, and (f) to interpret any rules, guidelines and policies relating to the Plan and any sub-plans and supplements to the Plan.

Types of Awards. Our 2020 Plan provides the compensation committee with the authority to grant a variety of types of equity awards, which include incentive stock options, nonqualified stock options, stock appreciation rights (SARs), restricted stock, restricted stock units (RSUs), and other stock-based awards, briefly summarized as follows:

•	Incentive Stock Options or Nonqualified Stock Options. Options entitle the participant to purchase shares of our common stock over time for an exercise price fixed on the date of the grant. The exercise price may not be less than 100% of the fair market value of our common stock on the date of the grant. The exercise price may be paid in cash, by the transfer of shares of our common stock meeting certain criteria, by the sale through a broker of a portion of the shares acquired upon exercise, by applying the value of a portion of the shares acquired upon exercise and issuing only the net balance of the shares, or by a combination of these methods. The participant has no rights as a shareholder with respect to any shares covered by the option until the option vests and is exercised by the participant and shares are issued by us.
•	Stock Appreciation Rights. SARs entitle the participant to receive the appreciation in the fair market value of our common stock between the date of grant and the exercise date either in cash or in the form of shares of our common stock. For cash-settled SARs, the participant will have no rights as a shareholder. For stock-settled SARs, the participant will have no rights as a shareholder with respect to any shares covered by the SAR until the award vests and is exercised by the participant and we issue the shares.
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•	Restricted Stock and Restricted Stock Units. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the compensation committee. Restricted stock units provide for the issuance of shares of our common stock at a later date or event upon vesting in accordance with terms and conditions established by the compensation committee. Shares of restricted stock and RSUs that do not satisfy vesting conditions are subject to forfeiture. In either case, the vesting conditions may be based on continued employment (or other service) with us and our affiliates and/or achievement of performance goals. Unless otherwise provided in the applicable award agreement, a participant granted restricted stock will have the rights of a shareholder for the common stock subject to restrictions, including voting and dividend rights, but not the right to sell or transfer the shares. A participant granted RSUs does not have shareholder rights until shares are issued, if at all, but may be granted dividend equivalent rights prior to issuance of shares.
•	Other Stock-Based Awards. Other stock-based awards permitted under our 2020 Plan include awards that may be settled in cash or in shares of our common stock and are valued in whole or in part by reference to shares of our common stock.

Eligibility. All of our employees, officers, directors and consultants are eligible to participate in the 2020 Plan. All participants may receive all types of awards under the 2020 Plan, except that incentive stock options may be granted only to employees (including officers and directors who are also employees). The compensation committee determines which persons eligible to participate will receive awards and the terms of their individual awards.

On March 15, 2020, we had approximately 104 employees (including officers and directors who are also employees), and eight non-employee directors who were then eligible to participate in the 2020 Plan. The actual number of persons who will receive awards from time to time cannot be determined in advance because the compensation committee has the discretion to select the award recipients. As of the date of this proxy statement, the compensation committee has not made any grants of awards to any of our directors or executive officers under the 2020 Plan.

Maximum Shares Reserved. The maximum number of shares of our common stock available for issuance under the 2020 Plan is 250,000 shares. This includes the maximum number of shares that may be granted as incentive stock options under the 2020 Plan, which also is 250,000 shares.

The following rules apply for counting shares against the maximum share limit under the 2020 Plan:

•	Shares of stock underlying any awards that are forfeited, canceled or otherwise terminated (other than by exercise) and shares that are forfeited or repurchased by the Company for an amount not greater than the participant’s exercise or purchase price will be added back to the shares of stock available for issuance under the 2020 Plan.
•	Shares tendered or held back upon exercise of an option or settlement of a stock appreciation right to cover the exercise price or tax withholding will count against the limit and will not be available for future issuance under the 2020 Plan.
•	Shares tendered or held back upon the vesting or settlement of any restricted stock, RSUs, and other full value stock-based awards to cover tax withholding will not be added back to the shares available for grant under the 2020 Plan.
•	Upon exercise of stock appreciation rights, the gross number of shares exercised will be deducted from the total number of shares remaining available for issuance under the 2020 Plan.

Terms of Awards. The compensation committee will determine the types of awards to be granted from among those provided under the 2020 Plan and the terms of such awards, including the number of shares of our common stock or other securities underlying the awards; restrictions and vesting requirements, which may be time-based vesting or vesting upon satisfaction of performance goals and/or other conditions; the exercise price for options and SARs, which may not be less than 100% of the fair market value of a share on the grant date; and, where applicable, the expiration date of awards, which for options and SARs may not be more than 10 years after the grant date.

Minimum Vesting of Awards. No stock option or SAR may become vested or exercisable and no restricted stock, RSUs or stock-based awards may become vested less than one year following the grant date of such award; provided, however, that the compensation committee may provide for earlier exercisability or vesting in the event a participant’s service terminates due to death or disability or following a Change in Control, and the compensation committee may provide for earlier exercisability and vesting of awards that in the aggregate do not exceed 5% of the total number of shares of common stock authorized to be issued under the 2020 Plan.

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Performance-Based Awards. Vesting and/or exercise of awards under the 2020 Plan may be made subject to the satisfaction of financial criteria or other objective performance measures. The specific performance measures listed in the 2020 Plan that the compensation committee may use in granting performance-based awards are the following:

total loans; loan growth; total deposits; total trust assets; fee income; demand deposits; business loans (or any other subgroup of total loans), operating efficiency; net interest margin; return on assets; return on equity; return on capital; economic value added; total shareholder return; net income; pre-tax income; operating profit margin; book value; earnings per share; earnings growth; fee income; new trust assets; new trust fees; trust revenue; nonperforming assets to assets ratio; efficiency ratio; investment services earnings; investment services revenue; stock price earnings ratio; earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue.

As determined by the compensation committee, these performance criteria may be measured either in absolute terms or compared to results of a peer group and may be measured at a business unit level or other Company-specific basis specified by the compensation committee. Achievement of any such performance goal are to be measured over performance periods of up to ten years. Notwithstanding the foregoing, the compensation committee, in its sole discretion, may grant performance-based awards that are not based on these criteria or otherwise deviate from these conditions.

No Repricing. Without the prior approval of our shareholders, options and SARs granted under the 2020 Plan may not be repriced, replaced, regranted or amended to reduce the exercise price, and any options and SARs with exercise prices greater than current fair market value may not be canceled in exchange for cash or any other award under the Plan.

Transferability of Awards. Awards under the 2020 Plan generally are not transferable by the participant other than by will or the laws of descent and distribution and are generally exercisable, during the participant’s lifetime, only by the participant. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the participant or the participant’s estate or legal representative or guardian. The compensation committee has discretion, however, to permit the transfer by gift of awards other than incentive stock options to a participant’s immediate family members or to trusts or partnerships for their benefit or to foundations that they control.

Adjustments and Substitute Awards. The share limits and the number and kind of shares available under the 2020 Plan, and the shares subject to any outstanding awards, as well as the exercise or purchase prices of such awards, are subject to adjustment in the event of certain reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off, combination or other similar change in our capital stock or the number or kind of shares outstanding.

In the event we acquire another entity, the 2020 Plan provides for the issuance of substitute equity awards for existing equity compensation of the acquired company, which do not count against the 2020 Plan aggregate share limit.

Change in Control. If the Company undergoes a change in control, which includes certain corporate transactions such as a merger, reorganization or consolidation resulting in a change in majority ownership, a sale of substantially all of our assets, a sale of more than 50% of our stock, or a change in the majority of directors on our Board during a 12-month period, then awards outstanding under the 2020 Plan may be assumed, substituted or otherwise continued or may be cashed out or exchanged for other property based upon the fair market value of our common stock or the consideration paid per share in the Change in Control. Awards that are not assumed, substituted, or otherwise continued upon such an event will terminate if not exercised. Vesting and exercisability of awards outstanding upon a Change in Control may be accelerated at the discretion of the compensation committee, which may include circumstances in which a participant’s employment is terminated in connection with the Change in Control or in which the acquirer fails to assume, continue or substitute for such awards.

Clawback of Awards. Awards granted to an executive officer of the Company under the 2020 Plan will be subject to recovery or clawback if the compensation committee later determines either (i) that financial results used to determine the amount of that award must be materially restated and that the executive officer engaged in fraud or intentional misconduct related thereto or (ii) that recovery or repayment of the award is required by the Sarbanes-Oxley Act or other applicable law. In addition, the compensation committee may provide that any award, including any shares subject to or issued under an award, is subject to any other recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.

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Amendment and Termination. The Board may amend or terminate the 2020 Plan at any time, provided that any such amendment or termination may not adversely affect any awards then outstanding without the participant’s consent. Amendments to increase the number of shares of common stock available for awards under the 2020 Plan, amendments to alter or delete the shareholder approval requirement for repricing options and SARs, and any other amendments for which shareholder approval is required by applicable laws, regulations or stock exchange rules may not be adopted without shareholder approval. No awards will be granted under the 2020 Plan after March 17, 2030.

Federal Tax Aspects

The following is a general discussion of certain U.S. federal income tax consequences relating to certain of the awards that may be issued under the 2020 Plan, based on U.S. federal income tax laws in effect on the date of this proxy statement. This discussion is general in nature only, and is not intended to be specific income tax advice on which we or any participant will rely. This summary does not describe all of the possible federal income tax consequences that could result from the acquisition, holding, exercise or disposition of any award or of any shares of common stock received pursuant to any award granted under the 2020 Plan. This summary does not describe any state, local or foreign tax consequences or any gift, estate or excise tax consequences.

Tax Consequences to Participants.

Incentive Stock Options. A participant will not recognize income upon the grant of an incentive stock option. Furthermore, a participant will not recognize ordinary income upon the exercise of an incentive stock option if he or she satisfies certain employment and holding period requirements, although the exercise may be subject to alternative minimum tax. To satisfy the employment requirement, a participant must exercise the option not later than three (3) months after he or she ceases to be our employee (one (1) year if he or she is disabled). To satisfy the holding period requirement, a participant must hold the shares acquired upon exercise of the incentive stock option for more than two (2) years from the grant of the option and more than one (1) year after the shares are transferred to him or her. If these requirements are satisfied, a participant will be taxed on the difference between his or her basis in the shares (which is typically the option exercise price) and the net proceeds of the sale at capital gain rates on the sale of the shares.

If the employment requirement is not met, the option will be taxed as a nonqualified stock option at time of exercise. If a participant disposes of shares of our common stock acquired upon the exercise of an incentive stock option without satisfying the holding period requirement, that participant generally will recognize ordinary income as of the date of disposition equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the selling price and the exercise price; and additional gain on disposition generally will be long-term or short-term capital gain.

Nonqualified Stock Options. In general, a participant will not recognize income at the time a nonqualified stock option is granted. At the time of exercise of the option, the participant will recognize ordinary income if the shares are not then subject to a substantial risk of forfeiture. The amount of such income will be equal to the difference between the option exercise price and the fair market value of the shares of our common stock on the date of exercise. At the time of the sale of the shares of our common stock acquired pursuant to the exercise of an option, appreciation in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain, and depreciation in value will be treated as short-term or long-term capital loss, depending on how long the shares have been held. Long-term capital gains may be eligible for reduced tax rates if the participant has satisfied applicable holding period requirements.

Stock Appreciation Rights. In general, a participant will not recognize income at the time a stock appreciation right is granted. Upon exercise of the right, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares on the exercise date over the exercise price, whether such amount is payable in cash or in shares of common stock. If the participant receives such excess value in common stock, any additional gain or any loss recognized upon later disposition of any shares received on exercise will be capital gain or loss.

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Restricted Stock. In general, a participant will not have taxable income upon the grant of restricted stock. Instead, at the time the participant holds stock free of any substantial risk of forfeiture, the participant will recognize ordinary income equal to the fair market value (on that date) of the shares or other property less any amount paid. Alternatively, the participant may elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of grant of restricted stock, an amount equal to the fair market value (on the grant date) of the restricted stock less any amount paid. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses with the basis for this purpose equal to the fair market value of the shares at the end of the restriction period (or on the date of receipt of the restricted stock, if the participant elects to be taxed upon grant). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted stock upon transfer, in which case they will be taxable to the participant as dividends and will not be deductible by the Company.

Restricted Stock Units. A participant normally will not recognize taxable income upon an award of restricted stock units. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received.

Other Stock-Based Awards. Normally, a participant will not recognize taxable income upon the grant of performance awards or other stock-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will be taxed as ordinary income to the participant.

Tax Withholding. Ordinary income recognized on exercise of nonqualified stock options and stock appreciation rights and on vesting of restricted stock, restricted stock units and other similar awards is subject to income and employment tax wage withholding, unless the participant is a non-employee director or consultant. The compensation committee may allow a participant to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by payment in cash, withholding from the participant’s other compensation, electing to have shares withheld, and/or delivering to us already-owned shares of our common stock.

Section 409A. A participant receiving an award that is subject to, but fails to comply with, the deferred compensation requirements of Section 409A of the Internal Revenue Code (“Section 409A”) may be subject to a penalty tax of 20% of the income from such award plus interest charges, in addition to ordinary income tax. Failure to comply with Section 409A also may result in an acceleration of the timing of income taxation of such awards. Awards granted under the 2020 Plan are intended to be exempt from or to comply with the rules of Section 409A.

Tax Consequences to the Company. To the extent that a participant recognizes ordinary income as described above, we will generally be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Section 162(m) Limitation. Section 162(m) of the Internal Revenue Code and the regulations thereunder contain special rules regarding the income tax deductibility of compensation paid to our chief executive officer, our chief financial officer and to certain of our other executive officers, or to any person who previously was such an officer at any time on or after January 1, 2017. The general rule is that compensation paid to any of these specified executives is deductible only to the extent that it does not exceed $1 million in any tax year. Prior to 2020, certain “performance-based compensation” was exempt from this $1 million limitation on deductibility, but this exemption from the limitation has been removed from Section 162(m) of the Internal Revenue Code and is no longer applicable for income tax deductibility purposes.

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Shareholder Dilution Considerations

The following table reflects the number of shares of our common stock that will be available for awards under the 2020 Plan in combination with awards outstanding under the 2010 Plan:

Number of shares that will be authorized for future grant after shareholder approval of the 2020 Plan	250,000
Number of shares relating to outstanding stock options at March 17, 2020	29,958
Number of shares outstanding relating to full-value awards at March 17, 2020	54,468
Weighted average remaining term of outstanding options at March 17, 2020	4.1 years
Weighted average exercise price of outstanding options at March 17, 2020	$8.79

To protect shareholder interests from the potential dilutive impact of equity awards, we actively manage our equity plan resources as effectively as possible, as indicated by the table below. The “unadjusted burn rate” for any particular fiscal year is the total number of shares of our common stock issuable under the equity-based awards granted in that fiscal year divided by our weighted average total number of shares of common stock issued and outstanding during that fiscal year.

Our unadjusted burn rates for the past three fiscal years are set forth in the following table:

Year	Stock Options Granted	Restricted Shares Granted	Total Granted	Weighted Average Common Shares Outstanding	Burn Rate
2019	—	33,968	33,968	5,847,000	0.58%
2018	—	22,514	22,514	5,871,000	0.38%
2017	—	32,315	32,315	6,349,000	0.51%
3-Year Average		29,599	29,599	6,022,000	0.49%

During February 2020, the Compensation Committee awarded 19,497 shares of restricted stock to the named executive officers and other executives under the 2010 Plan. There will be no additional awards granted under the 2010 Plan. It is anticipated that the Company will award restricted stock to members of the Board and key officers of the Company (excluding executive officers, who received awards in February 2020) in June 2020, subject to shareholder approval of the 2020 Plan pursuant to this Proposal No. 2. We anticipate that the 250,000 shares under the 2020 Plan will give us flexibility to grant equity awards for five years, accommodating anticipated grants relating to the hiring, retention and promotion of employees and for the compensation of non-employee directors and consultants for such period. However, the total number of shares available under the 2020 Plan could be exhausted sooner based on any number of variables, including, without limitation, the value of our common stock, changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, the extent to which vesting conditions applicable to equity-based awards are satisfied, the need to attract, retain and incentivize key talent, the type of awards we grant, and how we choose to balance total compensation between cash and equity-based awards.

The inclusion of this information in this proxy statement should not be regarded as an indication that the assumptions used to determine the number of shares will be predictive of actual future equity grants. These assumptions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics with respect to certain equity-based awards, the extent of option exercise activity, and others described in our Form 10-K for the year ended December 31, 2019.

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Plan Benefits

The future benefits or amounts that would be received under the 2020 Plan are discretionary and are therefore not determinable at this time. Similarly, the benefits or amounts which would have been received by or allocated to executive officers and our other employees for the last completed fiscal year if the 2020 Plan had been in effect cannot be determined. However, we expect that future awards under the 2020 Plan will be granted in a manner substantially consistent with the historical grant of awards under the 2010 Plan. All grants made in 2019 under the 2010 Plan to our named executive officers are disclosed in the Summary Compensation Table. For information regarding the size and structure of awards made in the past, please see the disclosures in this proxy statement under “Grants of Plan-Based Awards,” “Outstanding Equity Awards” and “Equity Compensation Plan Information.”

Market Value of Underlying Securities

Our common stock underlies all of the options and other awards to be made under the 2020 Plan. The market value of our common stock at the close of trading on the Nasdaq Global Select Market on the record date was $9.29 per share.

Required Vote

Proposal No. 3 requires the affirmative vote of a majority of the shares of our common stock constituting a quorum present at the Annual Meeting in person or by proxy and entitled to vote on this proposal. In the event our shareholders do not approve this Proposal, the 2020 Plan will not be adopted. Broker nonvotes and abstentions will be counted for the purposes of a quorum but will not be counted for purposes of determining whether the requisite vote has been achieved. Unless you instruct your broker how to vote on Proposal No. 3, your broker will not be able to vote on this Proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF OUR 2020 EQUITY INCENTIVE PLAN.

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EXECUTIVE OFFICERS

The current executive officers of the Company are:

Name	Age	Officer Since	Principal Occupation During the Past Five Years
David E. Ritchie, Jr.	61	November 2017	President and Chief Executive Officer, American River Bank and American River Bankshares since November 2017. From 2014 to 2017, Mr. Ritchie served as Senior Vice President and Regional Manager of US Bank’s Commercial Banking office in Torrance, California and from 2011 to 2014, he was the Executive Vice President and Regional Manager of One West Bank’s Commercial Banking offices in Orange County and San Diego, California.
Mitchell A. Derenzo	58	1992	Executive Vice President and Chief Financial Officer of American River Bankshares since 1995. Chief Financial Officer of American River Bank since 1992.
Kevin B. Bender	56	1999	Executive Vice President and Chief Operating Officer since 2009. Executive Vice President and Chief Information Officer of American River Bankshares and American River Bank from 2005 to 2009.
Dan C. McGregor	60	May 2018	Executive Vice President and Chief Credit Officer, American River Bank and American River Bankshares since May 2018. From 2017 to May 2018, Mr. McGregor was Loan/Compliance Consultant for AuditOne, LLC. From 2016 to 2017, Mr. McGregor served as Chief Credit Officer, Loan Compliance and CRA Officer of Friendly Hills Bank and from 2014 to 2016, he served as Chief Credit Officer and CRA Officer of Partners Bank of California.
Dennis F. Raymond, Jr.	54	December 2017 to October 2019	Former Executive Vice President and Chief Lending Officer, American River Bank and American River Bankshares from December 7, 2017 to October 3, 2019. From 2011 to 2017, Mr. Raymond served as Senior Vice President, Market Manager with Farmers & Merchants Bank of Central California.

COMPENSATION DISCUSSION AND ANALYSIS

Oversight of Executive Compensation Program

The Compensation Committee of the Board of Directors (the “Compensation Committee”) oversees the Company’s compensation programs. The compensation programs include elements that are designed specifically for the executive officers, which include the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the other executive officers named in the “Summary Compensation Table” on page 37 of this proxy statement. Additionally, the Compensation Committee is charged with the review and recommendation to the Board of Directors of all annual compensation decisions relating to the executive officers.

The Compensation Committee is composed entirely of non-employee members of the Board of Directors. The Board of Directors has determined that each member of the Compensation Committee is independent under applicable NASDAQ listing rules. No Compensation Committee member participates in any of the Company’s employee compensation programs. The CEO of the Company was not present during the Compensation Committee voting or deliberations regarding his compensation.

Over the years, the Compensation Committee has increasingly focused on and acted to improve executive officer and overall Company performance. Accordingly, it has taken the following actions to improve the links between executive officer pay and performance including:

•	Established, documented and publicized performance-based awards in the Company’s incentive compensation programs;
•	Emphasized in the written plans that the dominant driver of incentive compensation is overall performance of the Company;
•	Emphasized in the written plans the specific performance metrics that will determine eligibility for incentive compensation;
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•	Established clawback features in cash and stock incentive plans;
•	Required members of the Compensation Committee to undertake training specifically on compensation issues;
•	Retained independent compensation consultants to advise on executive officer compensation issues and help the Compensation Committee to consider both long-term and short-term facets of its responsibility;
•	Designed a more clearly defined competitive pay strategy which would be useful over multiple years and more strictly based on delivering shareholder value;
•	Balanced the risks and benefits of all executive officer compensation on the interests of shareholders;
•	Established an Anti-hedging and Anti-pledging Policy (see the Anti-Hedging and Anti-Pledging Policy on page 9);
•	Established a Stock Ownership and Holding Policy that includes the executive officers (see the Stock Ownership Requirements on page 9);
•	Provided for no single-trigger accelerated vesting of incentive equity upon change in control; and
•	Reviewed and approved an industry specific peer group to refine compensation and performance comparisons.

The responsibilities of the Compensation Committee, as stated in its charter, include the following:

•	Conduct oversight of the Company’s overall compensation strategy and objectives to promote attainment of the goals of the Company. Such oversight includes, but is not limited to, setting compensation strategies and objectives, and assessing the risks, if any, to the Company from such compensation strategy and compensation incentives. If the Compensation Committee determines that risks are presented which are reasonably likely to have a material adverse effect on the Company, then the Compensation Committee will recommend to the Board of Directors alternative compensation incentives, strategies and objectives intended to mitigate such risks.
•	Review and recommend to the Board of Directors changes to the structure and design of the compensation elements for executive officers including annual base salary, annual cash incentive compensation, long-term equity incentive compensation, retirement plans (e.g. 401(k), deferred compensation, salary continuation agreements), change in control benefits, severance and other forms of compensation common in community banking.
•	Review and recommend to the Board of Directors changes in the structure and design of the compensation elements for directors of the Company and its subsidiaries and any committees thereof, including cash (e.g., meeting fees and retainers), and the long-term equity incentive compensation plans.
•	Review and recommend to the Board of Directors the appropriate peer group to be used in benchmarking executive officer and director compensation.
•	Annually recommend to the Board of Directors the compensation of the CEO, including base salary, annual cash incentive compensation opportunity and changes to other compensation elements.
•	Annually recommend to the Board of Directors, the compensation of other executive officers (based on the recommendation of the CEO) including base salary, annual cash incentive compensation opportunity and changes to other compensation elements.
•	Recommend to the Board of Directors the performance metrics and applicable weightings as required by the Company’s Executive Annual Incentive Compensation Plan.
•	Recommend to the Board of Directors changes to the compensation of directors of the Company and/or any subsidiary of the Company.
•	Recommend to the Board of Directors annual equity awards to non-employee directors, pursuant to Board of Directors approved equity awards methodology.
•	Approve annual equity awards to executive officers (including employee directors) and other key employees, pursuant to Board of Directors approved equity awards methodology.
•	Recommend to the Board of Directors the participants in the Company’s Deferred Compensation Plan.
•	Recommend to the Board of Directors employment and/or severance agreements for the executive officers.
•	Periodically review and recommend to the Board of Directors changes to executive officer retirement benefits, employment agreements, change in control benefits and severance plans.
•	Periodically review the Company succession plans relating to positions held by the executive officers and make recommendations to the Board of Directors regarding the process for selecting the individuals to fill these positions.
•	Evaluate the CEO’s performance relative to the goals and objectives of the Company and discuss evaluations of other executive officers with the CEO.
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•	Annually review and recommend to the Board of Directors for approval such changes to this Charter, if any, as may be deemed necessary.
•	Prepare and submit an appropriate “Compensation Committee Report” pursuant to applicable regulations of the Securities and Exchange Commission for inclusion in the management proxy statement for each annual meeting of shareholders, stating, among other matters, whether (a) the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management; and (b) the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in such proxy statement and the Company’s Annual Report on Form 10-K.
•	Perform such other duties and responsibilities as may be required by the rules and regulations which govern the Company and are consistent with the purpose of the Compensation Committee, or as the Board of Directors may deem appropriate.

Overview of Compensation Philosophy

The Compensation Committee’s compensation philosophy was developed to balance and align the interests of the executive officers and shareholders. The philosophy is intended to attract, motivate, reward and retain qualified management talent required to achieve corporate objectives and increase shareholder value, while at the same time the compensation philosophy seeks to make the most efficient use of shareholder resources. To this end, the compensation philosophy emphasizes and rewards for performance.

The three primary components of compensation for the executive officers are base salary, annual cash incentive compensation and long-term, equity-based incentive compensation. The Company also provides the executive officers with retirement benefits that are earned over time.

The compensation philosophy reflects the corporate mission, culture, and long-term goals of the Company. In order to recruit and retain qualified and competent individuals as executive officers, the Company strives to maintain a compensation program that is competitive with its Peer Group (see Peer Group and Benchmark Targets on page 27). The purpose of the compensation program is to promote and reward individual and collective performance tied to the achievement of Company objectives. The following objectives are considered in setting the compensation programs for the executive officers:

•	reward performance which supports the Company’s core values of performance, integrity, teamwork, and advancement opportunities;
•	provide a significant percentage of total compensation that is at-risk, or variable, based on predetermined performance criteria;
•	design competitive total compensation and rewards programs to enhance the Company’s ability to attract and retain knowledgeable and experienced executive officers; and
•	set compensation and incentive compensation levels that are appropriate and competitive compared to the market and Peer Group (see Peer Group and Benchmark Targets on page 27).

Compensation Consultant

In 2018, the Compensation Committee, engaged McLagan, a business unit of AON plc. (“McLagan”), a compensation and benefits consulting firm, to evaluate executive officer compensation for 2019. McLagan served as an independent compensation consultant to advise the Compensation Committee on all matters related to the executive officers’ compensation. McLagan also provided guidance on industry best practices and assisted the Compensation Committee by providing comparative market data on compensation practices and programs for the executive officers based on an analysis of peer competitors. McLagan advised the Compensation Committee in (1) determining base salaries, (2) setting performance goals and award levels for the Company’s Executive Incentive Compensation Plan (the “Incentive Compensation Plan”), (3) determining the appropriateness of individual grant levels for equity awards, (4) evaluating the retirement plans and benefit amounts, (5) evaluating the perquisite program and allowances provided, (6) determining the appropriateness of the change in control and termination benefits, and (7) establishing that its executive compensation practices and plans were reasonable in the market and when compared to industry peers.

Other than compensation related consulting, McLagan did not provide any other services. The Board of Directors and management do not believe the services provided by McLagan created a conflict of interest.

In June 2019, the Compensation Committee engaged Blanchard Consulting Group to review the Company’s prior compensation practices and programs for executive officers and to make recommendations regarding such compensation programs for 2020.

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Peer Group and Benchmark Targets

For the analysis of the 2019 executive officer compensation, the Compensation Committee, with the help of McLagan, selected and approved twenty publicly-traded banking companies headquartered on the West Coast (the “Peer Group”). The Peer Group was used to benchmark executive officer compensation levels against companies that have executive officer positions with responsibilities similar in breadth and scope to the Company and that compete with the Company for executive officer talent. The following twenty companies had assets between $250 million and $1.5 billion as of March 31, 2018 and comprise the Peer Group: 1st Capital Bank, Bank of Commerce Holdings, Broadway Financial Corp., Central Valley Community Bancorp, Communities First Financial, Community West Bancshares, First Financial Northwest Inc, First Northern Community Bancorp, FS Bancorp Inc., Idaho Independent Bank, Lighthouse Bank, Oak Valley Bancorp, OP Bancorp, Plumas Bancorp, Provident Financial Holdings, Riverview Bancorp Inc., Sound Financial Bancorp Inc., Summit State Bank, United Security Bancshares, and Valley Republic Bancorp,

The Compensation Committee reviewed data obtained from McLagan which concluded that the total executive officer compensation program continues to be fair to the shareholders, productive for the Company and provides competitive compensation for the executive officers.

Compensation Benchmarking Relative to Market

Using the data provided by McLagan, the Compensation Committee considered “market” to be the median for each element of compensation provided by the companies in the Peer Group. The Compensation Committee targets total compensation at-market, tied to attainment of clearly stated measures of Company and individual performance. Base compensation, annual incentive compensation, long-term incentive compensation, retirement and other benefits are designed to be close to market when the executive officer and the Company meet performance goals.

Decisions by the Compensation Committee about the compensation elements are based on data provided by McLagan as well as Company performance and the executive officers level of responsibility, skill level, experience, performance and contributions to the Company.

Review of Executive Officer Performance

The Compensation Committee reviews, on an annual basis, each compensation element for the executive officers. In each case, the Compensation Committee takes into account the scope of responsibilities, attainment of individual and collective goals, and years of experience. The Compensation Committee then balances these against competitive pay and benefit levels provided by the compensation consultant(s). The Compensation Committee has the opportunity to interact with the executive officers at various times during the year, which allows the Compensation Committee to form its own assessment of each individual’s performance.

In addition, each year the CEO presents to the Compensation Committee an evaluation of each executive officer, which includes a review of individual contributions, performance against specific targets, and strengths and weaknesses. Following this presentation and discussions with the compensation consultant, the Compensation Committee makes its own assessments and approves the compensation for each executive officer.

At the 2017 Annual Meetings of Shareholders, the Board of Directors recommended and shareholders approved proposals for an advisory vote to (a) approve the compensation of the executive officers and (b) establish an annual frequency for future advisory votes on compensation for the executive officers.  At the 2019 Annual Meeting of Shareholders, the shareholders of the Company approved the advisory vote proposal to approve the compensation of the executive officers with 55% of our shareholders present and eligible to vote at the meeting, voting in favor of the proposal. This proxy statement also includes “Proposal No. 4, Advisory (Non-binding) Vote to Approve Named Executive Officer Compensation” at page 46 of this proxy statement.  The Compensation Committee, as well as the Board of Directors, reviews and considers the results of these shareholder advisory votes on the compensation for the executive officers in connection with the implementation of Company compensation programs for executive officers.

In 2018, based on review of the data provided by McLagan, the Compensation Committee recommended to the Board of Directors increases to the base salary effective April 1, 2019, but no changes were recommended to the long-term incentive compensation or retirement benefits nor were any modifications made to the award opportunities for the executive officers under the Company’s Annual Cash Incentive Compensation Plan. See also the “Long-Term Incentive Compensation” on page 32 of this proxy statement for more information regarding the restricted stock awards.

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Overview of Executive Officers Compensation Elements

The Company’s compensation program for executive officers consists of several compensation elements, as illustrated in the table below.

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element
Base Salary	Core competence in the executive officer’s role relative to skills, years of experience and contributions to the Company.	• Provides fixed compensation based on competitive market salary levels and attainment of each person’s performance of core responsibilities.
Annual Cash Incentive Compensation	Contributions toward the Company’s achievement of specified profitability, growth, and quality.

•      Provides focus on meeting annual goals that lead to the long-term success of the Company;

•      Stresses annual performance-based cash incentive compensation; and

•      Motivates achievement of critical annual performance metrics.

Long-Term Incentive Compensation	Stock Options and Restricted Stock: • The Company’s stock price performance; and • Continued employment with the Company during a specified vesting or performance period.

•      Aligns executive officers’ interests with interests of other shareholders;

•      Increases executive officer ownership in the Company; and

•      Retention in a challenging business environment and competitive labor market.

Retirement Benefits

The Company’s employee retirement benefit plans are available to eligible employees, including the executive officers; to reward long-term service to the Company, and include both tax-qualified and nonqualified retirement plans.

•   The Company offers a qualified 401(k) program to all employees that the executive officers are eligible to participate in.

•   The Deferred Compensation Plan is a nonqualified voluntary deferral program that allows the executive officers to defer a portion of their base salary and annual cash incentive compensation. Deferred amounts and earnings are unfunded.

•   The Salary Continuation Agreements are nonqualified, noncontributory plans that provide retirement benefits.

•      Encourages retention of executive officers.

•      Provides a tax-deferred retirement savings plan subject to IRS limitations on qualified plans. The 401(k) Plan is described in more detail on page 33 of this proxy statement.

•      Provides a tax-deferred retirement savings alternative for amounts exceeding IRS limitations on qualified programs. The deferred compensation plan is described in more detail on page 33 of this proxy statement.

•      The Salary Continuation Agreements make available retirement benefits comparable to peer group executive officers. The Salary Continuation Agreements are described in more detail on page 34 of this proxy statement.

Health and Welfare Benefits

Executive officers participate in employee welfare benefit plans generally available to all employees, including medical, health, life insurance, disability plans, and vacation and personal absence time.

• These benefits are part of a broad-based, competitive total compensation program.
Additional Benefits and Perquisites	Active participation in business promotional activities on behalf of the Company.	• The Chief Executive Officer is provided the use of a Company owned vehicle to promote Company business in the Company’s market area and for incidental personal use.
Change in Control and Termination Benefits	The employment agreements provide severance benefits if an executive officers’ employment is terminated within two years after a change in control.

•      Change in control severance benefits are designed to retain the executive officers and provide continuity of management in the event of an actual or threatened change in control. The employment agreements are described in more detail on page 34 of this proxy statement.

The use of the above compensation elements enables the Company to reinforce its pay for performance philosophy, as well as strengthen the ability to attract and retain highly qualified executive officers. The Compensation Committee believes that this combination of the compensation elements provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and encourages recruitment and maximizes retention of the executive officers.

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Detail of Executive Officer Compensation Elements

The Compensation Committee believes the total compensation and benefits program for the executive officers should consist of the following: base salary, annual cash incentive compensation, long-term incentive compensation, retirement plans, health and welfare benefits, perquisite allowance payments and change in control benefits, as more fully described below. In 2017, Mr. Ritchie was hired to the position of Chief Executive Officer. At that time, the Compensation Committee, based on market data and guidance provided by McLagan, negotiated an employment agreement with Mr. Ritchie. The employment agreement was structured to encourage Mr. Ritchie to join the Company as its new CEO. The employment agreement included a competitive market based annual salary of $265,000, a guaranteed bonus for 2017 and 2018 of $160,000 each year, a grant of restricted stock having a market value of $109,700 that vests over a three year period, and other benefits, including the use of a Company owned vehicle, reimbursement of expenses associated with his relocation and vacation and medical and retirement benefits similar to what is made available to other executive officers. While Mr. Ritchie was only employed by the Company for a portion of 2017, the Compensation Committee believed it was necessary to provide Mr. Ritchie with a guaranteed bonus and an initial restricted stock grant to compensate him for joining the team and assuming the role and responsibilities of the Company’s CEO.

Base Salary

Increases to base salaries, if any, are driven primarily by individual performance, roles and responsibilities and compensation information provided by McLagan to the Compensation Committee, including an analysis of the data from the Peer Group identified on page 27 of this proxy statement. Individual performance is evaluated by reviewing each executive officer’s contributions and success in achieving business results, promoting core values, focusing on the keys to business success and demonstrating leadership abilities.

In setting the base salary of the executive officers for fiscal year 2019, the Compensation Committee reviewed the compensation information provided by McLagan. The Compensation Committee also considered the Company’s level of success in its short- and long-term goals to:

•	achieve specific profitability, growth and asset quality targets;
•	communicate strategy and financial results effectively; and
•	increase emphasis on employee satisfaction.

The Compensation Committee based its compensation decisions on the Company’s performance related to the objectives listed above. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the executive officers. The Compensation Committee reviews the information provided by the compensation consultant, general economic conditions and marketplace compensation trends. The Compensation Committee usually adjusts base salaries for executive officers when:

•	the current compensation demonstrates a significant deviation from the data from the Peer Group;
•	recognizing outstanding individual performance;
•	there are material changes, positive or negative, in the performance of the Company; or
•	recognizing an increase in responsibilities.

The base salaries paid to the executive officers during fiscal year 2019 are shown in the “Summary Compensation Table” on page 37 of this proxy statement.

Annual Cash Incentive Compensation

The annual cash incentive compensation is administered under the Incentive Compensation Plan and provides executive officers with the opportunity to earn cash incentive compensation based on the achievement of specific Company-wide, division, and individual performance goals. The Compensation Committee designs the annual cash incentive compensation component to align executive officers’ compensation with the achievement of annual (short-term) performance results. Annual cash incentive compensation payments are generally paid in cash in March of each year for the prior fiscal year’s performance, provided that the executive officer remains in the Company’s employ at the time of payment.

The Compensation Committee approves a target cash incentive compensation payout as a percentage of the base salary earned during the annual incentive compensation period for each executive officer. These targets are based on competitive practices for each comparable position and the compensation information provided by the consultant to the Compensation Committee. The incentive compensation target percentage in the table below represents the executive officer’s annual cash incentive compensation opportunity if the annual performance goals are achieved.

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Messrs.	Ritchie	Derenzo	Bender	McGregor	Raymond
Target Incentive Compensation (% of Base Salary)	50%	30%	30%	30%	30%

The Compensation Committee establishes and approves a set of metrics for the Incentive Compensation Plan that are selected to drive annual performance. Each metric has a weight assigned to it within the Incentive Compensation Plan, and the sum of the weightings is 100%.

Several financial metrics are commonly referenced in defining Company performance for executive officer compensation. These metrics and their use in the Incentive Compensation Plan are further described below.

•	Profitability Measures

o	Pretax/Pre-Provision for Loan and Lease Losses and Net Income

Overall profitability is a key measure of the Company’s performance. Both income before taxes and loan loss provision and net income are metrics in the Incentive Plan that allows the Company to reward Executives for meeting targets related to profitability achieved each year. The Company believes that pretax/pre-provision for loan and lease losses and net income are key drivers for earnings per share.

o	Return on Equity Relative to Internal Targets

To promote compensation proportional to the return on investment earned by shareholders, we use a return on equity target as a metric in the Incentive Compensation Plan. The return on equity is measured against an internal target set each year. Return on equity is a key driver for earnings per share.

•	Asset Quality Measures

o	Nonperforming Assets to Total Assets

The Company believes that the quality of its loans and the level of nonperforming assets such as other real estate owned (“OREO”) is a key to the Company’s overall future success. Poor asset quality will deteriorate the Company’s future earning capacity. The nonperforming assets to total assets metric of the Incentive Plan measures the amount of problem loans and OREO as a percentage of the Company’s assets.

•	Risk Management Measures

o	Quality of Bank Performance

To ensure long-term growth of the Company, the quality of bank performance is essential. The Incentive Compensation Plan metrics for quality of bank performance are based upon how well the Company performs during independent examinations of key risk management areas.

Incentive Compensation Plan Weightings for 2019

The following chart indicates the weight of each metric as a percent of the total annual cash incentive compensation opportunity.

Messrs. Ritchie, Derenzo, Bender, McGregor, and Raymond
Pretax/Pre-Provision for Loan and Lease Losses	25.00%
Net Income	25.00%
ROE Relative to Internal Target	20.00%
Nonperforming Assets to Total Assets	15.00%
Quality of Bank Performance	15.00%

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The amount of cash incentive compensation paid to each executive officer under the Incentive Compensation Plan is adjusted based on how well the Company performs against the approved performance goal of each metric. The Incentive Compensation Plan also establishes minimum funding thresholds. If performance on any metric falls below 85%, no cash incentive compensation will be paid for that metric and if the results of the Quality of Bank Performance metric is not met then no cash incentive compensation will be earned for any of the metrics. If the Company results exceed the target by 115%, the award opportunity increases to 75% of base salary for Mr. Ritchie and 45% of base salary in the case of Messrs. Derenzo, Bender, McGregor, and Raymond. If the Company attains 85% of the target goals, the amount available decreases to 25% of base salary for Mr. Ritchie and 15% of base salary in the case of Messrs. Derenzo, Bender, McGregor, and Raymond. The Incentive Compensation Plan requires the executive officer to be employed by the Company on the date of payment. Mr. Raymond left the Company on October 3, 2019 and was, therefore, not eligible for any cash incentive compensation for 2019.

For 2019, the Company’s actual results compared to target are as follows:

Metric	Result as a Percentage of Target
Pretax/Pre-Provision for Loan and Lease Losses	The 2019 target was $7,886,012 and the Company achieved $8,050,888 or 102.09%. Actual of 102.09% exceeded the target.
Net Income	The 2019 target was $5,417,223 and the Company achieved $5,500,288 or 101.53%. Actual of 101.53% exceeded the target.
ROE Relative to Internal Target	The 2019 target was 7.38% and the Company achieved 6.92% or 93.75%. Actual of 93.75% did not meet the target but exceeded the minimum of 85% of target or 5.90%.
Nonperforming Assets to Total Assets	The 2019 target was 0.50% and the Company achieved 0.19% or the maximum. Actual of 0.19% (or the maximum) resulted in a payoff of 150.00% of the target performance.
Quality of Bank Performance	The 2019 target was to obtain a pre-determined rating on the Bank and Company independent examinations of key risk management areas. If it meets the target 100% of the amount is available. No minimum or maximum applies for this metric. The Company met this target equating to 100% of the target.

As a result of meeting or exceeding certain of the Company targets, cash incentive compensation was earned in 2019 for each of the executive officers as listed below. The table below represents the 2019 target amount of cash compensation available for each metric and the amount earned by Messrs. Ritchie, Derenzo, Bender, and McGregor. Mr. Raymond left the Company on October 3, 2019 and was, therefore, not eligible for any cash incentive compensation for 2019.

Metric	Target Payout- Ritchie	Actual Payout- Ritchie	Target Payout- Derenzo	Actual Payout- Derenzo	Target Payout- Bender	Actual Payout- Bender	Target Payout- McGregor	Actual Payout- McGregor
Pretax/Pre Provision for Loan and Lease Losses	$34,367	$36,730	$17,738	$18,957	$17,738	$18,957	$15,844	$16,933
Net Income	$34,367	$36,086	$17,738	$18,624	$17,738	$18,624	$15,844	$16,636
ROE Relative to Internal Target	$27,495	$23,179	$14,190	$11,963	$14,190	$11,963	$12,675	$10,686
Nonperforming Assets to Total Assets	$20,620	$30,931	$10,642	$15,965	$10,642	$15,965	$9,506	$14,260
Quality of Bank Performance	$20,620	$20,620	$10,642	$10,642	$10,642	$10,642	$9,506	$9,506
Total	$137,469	$147,546	$70,950	$76,151	$70,950	$76,151	$63,375	$68,021

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Effective January 1, 2020, the Incentive Compensation Plan includes a clawback provision whereby The Company may recoup certain incentive compensation previously paid (or due) to plan participants in instances where: (i) the Company issues a material restatement of its financial statements: (ii) a subsequent finding that the financial information or performance metrics used to determine the amount of the incentive compensation are materially inaccurate, in each case regardless of individual fault; (iii) a plan participant engages in intentional misconduct; or (iv) the plan participant has committed ethical or criminal violations. In addition, the Company may recover any incentive compensation awarded or paid based on a participant’s conduct which is not in good faith and which materially disrupts, damages, impairs or interferes with the business of the Company and its affiliates.

Long-Term Incentive Compensation

An important objective of the long-term incentive compensation program is to incentivize the executive officers to strive to increase the value of the Company’s stock performance by allowing them to share in the enhanced stock value that their efforts produce. The Compensation Committee has granted executive officers a combination of stock options and restricted stock to share in such value. These forms of equity grants create potential added value for the executive officers, as for shareholders, when the Company’s common stock value increases.  The Compensation Committee believes that this creates strong alignment between the interests of the executive officers and shareholders because both benefit when the value of the Company’s common stock increases.  The stock options and restricted stock help the Company attract and retain talented executive officers.

Stock options provide the executive officers with the opportunity to purchase the Company’s common stock at a price fixed on the date of award regardless of future market prices by exercising vested options. Restricted stock provides the executive officers with shares of stock subject to meeting vesting requirements. The Compensation Committee’s objective is to provide the executive officers with awards that are consistent with the market data and compensation information provided by the compensation consultant and based on each executive officer’s individual performance and contributions to the Company’s success.  Restricted stock delivers value to executives when the shares vest. Restricted stock serves as strong retention tools and provide an incentive for the executive officer to remain employed by the Company. In addition, restricted stock potentially becomes more valuable as share prices rise. Such grants thus incentivize the executive officers to lead the success of the Company. Shareholders’ interests are promoted in the same way by providing the executive officers an incentive to deliver increased shareholder value.

Additional information on restricted stock awards is shown in the “Summary Compensation Table,” in the “Grants of Plan-Based Awards Table” and in the “Outstanding Equity Awards at Fiscal Year-End Table” on pages 37, 38 and 39, respectively, in this proxy statement.

The executive officers are eligible to receive awards of equity compensation annually. Award recommendations are made at Compensation Committee meetings scheduled to meet appropriate deadlines for compensation related decisions. The Company’s practice is that the Compensation Committee approves all equity compensation awards to executive officers at regularly scheduled meetings. The meetings are held after the close of the U.S. stock markets and the Compensation Committee sets the exercise price for each stock option, or in the case of restricted stock, the total value of the award, using the closing price per share of the Company’s common stock on the date of the award.

Typically, restricted stock will vest over a three to five-year period. Holders of restricted stock generally forfeit any unvested awards if their employment with the Company terminates.

Exercisability and vesting of stock options and restricted stock may accelerate as the result of a change in control of the Company if either (I) the Company is not the surviving corporation following a change in control, and the surviving corporation or the acquiring corporation (such surviving corporation or acquiring corporation, the “Acquiror”) does not assume the outstanding stock options or restricted stock and does not substitute equivalent equity awards relating to the securities of such Acquiror or its affiliates for such awards, or (II) the employment of an executive officer is terminated (A) without cause or (B) by the executive officer for good reason, in either case within twenty-four (24) months following a change in control, and (ii) the Company is the surviving corporation following such change in control, or the Acquiror assumes the outstanding stock options and restricted stock, or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such awards.

In February 2019, the Compensation Committee, based on data provided by McLagan, awarded time-vested restricted stock to the executive officers. Mr. Ritchie received an award of 4,715 shares of common stock equivalent to 25% of his annual salary. Messrs. Derenzo and Bender each received an award of 3,217 shares of common stock equivalent to 20% of their respective annual salary. Mr. McGregor received an award of 1,779 shares of common stock equivalent to 20% of his annual salary, prorated for his service in 2018. Mr. Raymond received an award of 2,989 shares of common stock equivalent to 20% of his annual salary, which was forfeited when he left the Company in October 2019. The restricted stock awarded to these executive officers vests in equal installments over a three-year period.

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In March 2020, the Board, with guidance from Blanchard Consulting Group, approved a performance based restricted stock program that replaces the current equity-based incentive program for the executive officers. Under this program the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Credit Officer would all be eligible to participate. The performance based restricted stock program would be subject to the shareholders’ approval of the 2020 Equity Incentive Plan and would be governed by the provisions of the 2020 Equity Incentive Plan, including the claw-back provisions. The program would be based on performance of the Company and would result in awards being earned if the metrics set by the Compensation Committee were attained. The target awards for the Chief Executive Officer are to be 25% of base salary and the target awards for the Chief Financial Officer, Chief Operating Officer and Chief Credit Officer are to be 20% of their base salary. Restricted stock is earned annually if the Company meets or exceeds the performance targets. Once earned, the restricted stock then vests over three years based upon the executive’s continued employment with the Company. If the minimum targets are not met, no awards would be granted. In addition, no awards will be granted unless an asset-quality standard is met. Awards are adjusted for achievement between minimum and maximum levels. If the Company attains the minimum target, the awards for the executive officers are earned at 50% of the targeted award, attaining 100% of the target would earn 100% of the targeted award and attaining the maximum target would earn 150% of the targeted award. The Compensation Committee will reset the metrics annually. The metrics for 2020 are net income and loan growth, with the target levels set at budget. If those targets are attained in 2020, restricted stock will be awarded in the first quarter of 2021 and would vest ratably in 2022, 2023, and 2024. The performance based program allows the Compensation Committee to make adjustments to annual performance metrics in the event the Compensation Committee determines that an extraordinary occurrence totally outside of management’s influence, be it a windfall or a shortfall, has occurred during the year and that such metrics should be adjusted to neutralize the effects of such event.

Retirement Benefits

The Company offers retirement programs that are intended to supplement the employee’s retirement savings and social security benefits. The programs include the American River Bankshares 401(k) Plan (“401(k) Plan”) and the American River Bankshares Deferred Compensation Plan (“Deferred Compensation Plan”); Messrs. Derenzo and Bender are covered under Salary Continuation Agreements (“SCAs”). All employees working at least twenty (20) hours per week, including the executive officers, are generally eligible to participate in the 401(k) Plan. Only the executive officers and a limited number of selected senior managers are eligible for the Deferred Compensation Plan. The SCAs are intended to provide retirement benefits for executive officers and certain key employees.

•	American River Bankshares 401(k) Plan

The Company adopted the 401(k) Plan to enable employees to save for retirement through a tax-advantaged combination of employee and Company contributions and to provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. The 401(k) Plan allows eligible employees, including the executive officers, to elect to contribute from 1% to 100% of their eligible compensation to an investment trust. Eligible compensation generally means all wages, salaries and fees for services from the Company. Employee contributions are matched in cash by the Company at the rate of $1.00 per $1.00 of employee contribution for the first 3% and $0.50 per $1.00 of employee contribution for the next 2% of the employee’s salary. Both employee contributions and Company matching contributions vest immediately. The 401(k) Plan provides for multiple investment options, for which the participant has sole discretion in determining how both the employer and employee contributions are invested. The 401(k) Plan does not provide the employees the option to invest directly in the Company’s common stock. The 401(k) Plan offers in-service withdrawals in the form of loans, hardship distributions, after-tax account distributions and age 59.5 distributions. The 401(k) Plan benefits are payable pursuant to the participant’s election in the form of a single lump sum.

•	American River Bankshares Deferred Compensation Plan

The American River Bankshares Deferred Compensation Plan was established for the purpose of providing the executive officers and selected senior managers, an opportunity to defer compensation. Participants in the Plan may elect to defer annually a minimum of $5,000 or up to a maximum of eighty percent of their base salary and all of their annual cash incentive compensation. At the time of election to defer compensation, the participants must also elect a distribution method as described in the Plan. The Plan permits distributions upon reaching a specified age; upon passage of a specified number of years; upon separation from service, or upon the earlier or later to occur of (A) separation from service or (B) passage of a specified number of years, in each case as elected by the participant. The participant must elect to receive all amounts payable to him or her in a lump sum or in equal monthly installments over a designated period of sixty (60), one hundred twenty (120) or one hundred eighty (180) months. The Company bears all administration costs but does not make contributions to the Deferred Compensation Plan. The Deferred Compensation Plan requires the Company to credit interest on the deferred balances at a rate equal to the five-year U.S. Treasury Bond plus 4.0%, set annually at the beginning of each year. For 2019, the rate credited was 6.51%. The amounts deferred and the earnings thereon are unfunded and unsecured and subject to the claims of general creditors.

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•	Salary Continuation Agreements

In 2003, a Salary Continuation Agreement was entered into to provide nonqualified retirement benefits to Mr. Derenzo. The terms of the agreement include the amounts Mr. Derenzo will receive upon the occurrence of certain specified events, including formal retirement on or after normal retirement age. The agreement generally provides for annual normal retirement benefit payments of Fifty Thousand Dollars ($50,000) to Mr. Derenzo, or reduced retirement benefit payments upon earlier termination of employment, including termination in connection with a change in control of the Company. The annual retirement benefit amount is payable in equal monthly installments over a fifteen (15) year period following retirement or earlier termination of employment. In the event of death, the normal retirement benefit payments are to be paid to Mr. Derenzo’s designated beneficiaries over fifteen (15) years, if payments have not commenced, or the remaining payout period if payments have commenced. In 2007, the Company modified the agreement to include an annual vesting provision whereby the annual retirement benefit described above vests at a rate of 5% per year for Mr. Derenzo, effective January 1, 2007. On December 31, 2019 the vested annual benefit was $32,500.

In 2007, the Company entered into a Salary Continuation Agreement to provide nonqualified retirement benefits to Mr. Bender. The terms of the agreement include the amounts Mr. Bender will receive upon the occurrence of certain specified events, including formal retirement on or after normal retirement age. The agreement generally provides for annual normal retirement benefit payments of Fifty Thousand Dollars ($50,000) to Mr. Bender, or reduced retirement benefit payments upon earlier termination of employment, including termination in connection with a change in control of the Company. On December 31, 2012, Mr. Bender’s agreement was modified to increase the annual retirement benefit period from equal monthly installments payable over a ten (10) year period to equal monthly installments payable over fifteen (15) years following retirement or earlier termination of employment. The annual benefit described above vests at a rate of 5% per year. In the event of Mr. Bender’s death, the normal retirement benefit payments are to be paid to Mr. Bender’s designated beneficiary over fifteen (15) years, if payments have not commenced, or the remaining payout period if payments have commenced. On December 31, 2019 the vested annual benefit was $32,500.

Health and Welfare Benefits

The Company offers a variety of health and welfare programs to all eligible employees. The executive officers generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. The health and welfare programs include medical, pharmacy, dental, vision, life insurance, accidental death and disability, paid vacation and personal absence time. Coverage under the life and accidental death and disability programs offer benefit amounts specific to each executive officer.

Perquisites and Perquisite Allowance Payments

The Compensation Committee annually reviews the perquisite program and allowances provided to each executive officer to determine if adjustments are appropriate. Mr. Ritchie is provided a Company owned vehicle for his use to attend various events in the Company’s market area, for business development purposes on behalf of the Company, and for incidental personal use, including commuting to and from his home. The perquisites do not exceed $10,000 per year individually or in the aggregate.

Employment Agreements

Mr. Ritchie’s employment agreement provided for an initial term of two years subject to automatic one-year extensions thereafter unless terminated in accordance with the terms of the agreement. The agreement provides for a base salary which is disclosed in the “Summary Compensation Table” on page 37 of this proxy statement and a guaranteed bonus of $160,000 per year for each of the fiscal years ending December 31, 2017 and December 31, 2018. Commencing in 2019, Mr. Ritchie was eligible to receive an annual incentive pursuant to the Incentive Compensation Plan. The amount of the incentive and the performance goals applicable to the incentive will be determined by the Board upon recommendation of the Compensation Committee.

34

Mr. Ritchie’s employment agreement may be terminated with or without cause, but if the agreement is terminated without cause including, without limitation, automatic termination due to the occurrence of circumstances that make it impossible or impractical for the Company to conduct or continue its business, or the Company’s breach of the terms of the agreement, Mr. Ritchie is entitled to receive severance compensation equal to twelve (12) months of the existing base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due to Mr. Ritchie), a pro-rated portion of his prior year’s incentive compensation, and reimbursement for health insurance coverage for a period of eighteen (18) months. The agreement further provides that in the event of a “change in control” as defined therein and within a period of two years following consummation of such change in control (i) his employment is terminated; or (ii) any adverse change occurs in the nature and scope of his salary or benefits; or (iii) any event occurs which reasonably constitutes a constructive termination of employment, by resignation or otherwise, then he will be entitled to receive severance compensation in an amount equal to twenty-four (24) months of his annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due to him), an incentive compensation payment in an amount equal to the average of the previous three year incentive compensation amounts, and reimbursement for health insurance coverage for a period of eighteen (18) months. If Mr. Ritchie’s employment were to be terminated in the case of disability or death, he, or his beneficiaries would be entitled to a prorated share of his prior year bonus.

In September 2006, the Company entered into employment agreements with Messrs. Derenzo and Bender. The agreements have no stated term and can be terminated at any time by the Company or by the employee, with or without cause. The agreements provide a base salary which is disclosed in the “Summary Compensation Table” on page 37 of this proxy statement. The agreements may be terminated with or without cause, but if an agreement is terminated without cause, including, without limitation, automatic termination due to the occurrence of circumstances that make it impossible or impractical for the Company to conduct or continue its business, or the Company’s breach of the terms of an agreement, Messrs. Derenzo and Bender each would be entitled to receive severance compensation equal to six (6) months of their existing base salary. The agreements further provide that in the event of a “change in control” as defined therein and within a period of two years following consummation of such change in control (i) their employment is terminated; or (ii) any adverse change occurs in the nature and scope of their salary or benefits; or (iii) any event occurs which reasonably constitutes a constructive termination of employment, by resignation or otherwise, then they would be entitled to receive severance compensation in an amount equal to twelve (12) months of their annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due the employee).

In December 2017, the Company entered into an employment agreement with Mr. Raymond. The agreement has no stated term and can be terminated at any time by the Company or Mr. Raymond, with or without cause. The agreement provides a base salary which is disclosed in the “Summary Compensation Table” on page 37 of this proxy statement. Mr. Raymond’s employment with the Company was terminated on October 3, 2019 at which time he was paid six month’s base salary ($112,500) and his accrued vacation ($24,324).

In May 2018, the Company entered into an employment agreement with Mr. McGregor. The agreement has no stated term and can be terminated at any time by the Company or Mr. McGregor, with or without cause. The agreement provides a base salary which is disclosed in the “Summary Compensation Table” on page 37 of this proxy statement. The agreement may be terminated with or without cause, but if the agreement is terminated without cause, including, without limitation, automatic termination due to the occurrence of circumstances that make it impossible or impractical for the Company to conduct or continue its business, or the Company’s breach of the terms of an agreement, Mr. McGregor is entitled to receive severance compensation equal to six (6) months of his existing base salary. The agreement further provides that in the event of a “change in control” as defined therein and within a period of two years following consummation of such change in control (i) his employment is terminated; or (ii) any adverse change occurs in the nature and scope of his salary or benefits; or (iii) any event occurs which reasonably constitutes a constructive termination of his employment, by resignation or otherwise, then he will be entitled to receive severance compensation in an amount equal to twelve (12) months of his annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due to him).

35

Tax Deductibility and Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to our named executive officers in any fiscal year to $1 million per individual. Since 2018, this limitation applies to compensation paid to or with respect to anyone who had been a named executive officer in fiscal year 2017 or any later fiscal year, even if the individual is not an executive officer in the year for which deduction would be taken. Prior to 2018, this deduction limitation did not apply to compensation that met certain requirements to be considered performance-based. As a result of amendments made to Section 162(m) by the Tax Cuts and Jobs Act of 2017, performance-based compensation is now included in compensation subject to the $1 million annual deduction limitation, unless provided pursuant to a written binding contract in effect on November 2, 2017, and not materially modified thereafter. Although the Company historically has not paid any executive officers compensation in excess of the $1 million annual deduction limitation, the Compensation Committee believes that shareholder interests are best served if it has discretion and flexibility to award compensation to our executive officers that is not restricted to $1 million annually, even though some compensation awards, including equity awards that may increase in value prior to the time that they would become tax deductible, may result in non-deductible compensation expenses. The Compensation Committee will continue to review and modify our compensation practices and programs as necessary to maintain our ability to attract and retain key executives while taking into account the deductibility of compensation programs.

COMPENSATION COMMITTEE REPORT

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY’S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, IN WHOLE OR IN PART, THE FOLLOWING REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Submitted by the Compensation Committee of American River Bankshares Board of Directors:

Michael A. Ziegler	Charles D. Fite	Jeffrey Owensby
Chairman

Julie A. Raney	William A. Robotham

36

EXECUTIVE COMPENSATION

The following table shows the cash and non-cash compensation for the years indicated awarded to or earned by individuals who served as our chief executive officer, chief financial officer and each of our other most highly compensated executive officers.

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position		($)(1)	($)(4)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)
David E. Ritchie, Jr.(7)	2019	$274,938	—	$66,246	—	$147,546	—	$38,590	$527,320
President and Chief Executive	2018	$265,000	$160,000	$66,249	—	—	—	$96,479	$587,728
Officer	2017	$41,155	$160,000	$109,702	—	—	—	$19,915	$330,772
Mitchell A. Derenzo	2019	$236,500	—	$45,199	—	$76,151	$47,356	$19,135	$424,341
Executive Vice President and	2018	$223,250	—	$42,993	—	$78,106	$42,455	$17,830	$404,634
Chief Financial Officer	2017	$210,317	—	$40,390	—	$34,332	$39,326	$17,886	$342,251
Kevin B. Bender	2019	$236,500	—	$45,199	—	$76,151	$28,721	$31,057	$417,628
Executive Vice President and	2018	$223,250	—	$42,993	—	$78,106	$26,117	$29,152	$399,618
Chief Operating Officer	2017	$210,317	—	$40,390	—	$34,332	$23,715	$24,875	$333,629
Dan C. McGregor(8)	2019	$211,250	—	$24,995	—	$68,021	—	$16,409	$320,675
Executive Vice President and	2018	$125,758	—	—	—	$43,997	—	$9,534	$179,289
Chief Credit Officer	2017	—	—	—	—	—	—	—	—
Dennis F. Raymond, Jr.(9)	2019	$167,557	—	$41,995	—	—	—	$172,210	$381,762
Former Executive Vice President and	2018	$210,000	—	—	—	$73,470	—	$27,995	$311,465
Chief Lending Officer	2017	$14,318	—	—	—	—	—	$2,189	$16,507

(1)	Includes amounts deferred at the discretion of the named executive officers pursuant to the American River Bankshares 401(k) Plan and the American River Bankshares Deferred Compensation Plan, as applicable.
(2)	The amount reported in this column represents the fair value of restricted stock awarded during the years shown in accordance with FASB ASC Topic 718. Please refer to footnote 2 to our audited financial statements included in our annual report to shareholders for the year ended December 31, 2019 for a discussion of the assumptions related to the calculation of such value. During 2019, Mr. Ritchie was awarded 4,715 shares of restricted stock, Mr. Derenzo was awarded 3,217 shares of restricted stock, Mr. Bender was awarded 3,217 shares of restricted stock, Mr. McGregor was awarded 1,779 shares of restricted stock, and Raymond was awarded 2,989 shares of restricted stock, which he later forfeited when he left the Company. During 2018, Mr. Ritchie was awarded 4,330 shares of restricted stock, Mr. Derenzo was awarded 2,810 shares of restricted stock, Mr. Bender was awarded 2,810 shares of restricted stock, and Messrs. McGregor and Raymond were not awarded any shares of restricted stock. During 2017, Mr. Ritchie was awarded 7,333 shares of restricted stock, Mr. Derenzo was awarded 2,659 shares of restricted stock, Mr. Bender was awarded 2,659 shares of restricted stock, and Messrs. McGregor and Raymond were not awarded any shares of restricted stock.
(3)	There were no stock options awarded to the named executive officers in 2017, 2018, or 2019.
(4)	Bonus and incentive compensation payments are generally paid in cash before March 15th of each year for the prior fiscal year’s performance provided that the named executive officer remains in the Company’s employ at the time of payment. Mr. Ritchie’s bonus for 2018 and 2017 was a guaranteed amount under his employment agreement.
(5)	The amounts in this column represent the increase in the actuarial net present value of all future retirement benefits under the individual’s salary continuation agreement ($26,959 for Mr. Derenzo and $28,721 for Mr. Bender) and the above-market or preferential earnings on any nonqualified compensation ($20,397 for Mr. Derenzo). The above-market rate is determined based upon the rate of interest credited above 120% of the applicable federal long-term rate. For 2019, the interest rate credited was 6.51% and 120% of the applicable federal long-term rate (for January 2019) was 3.80%. The individuals may not be entitled to the benefit amounts included as the salary continuation agreement is not fully vested (see description of the salary continuation agreements on page 36 of this proxy statement) and the deferred compensation plan is not funded.
(6)	Amounts include 401(k) matching contributions and Company paid health and welfare benefits. The 401(k) matching contributions for 2019 were $11,200 for Messrs. Ritchie, Derenzo; and Bender, and $1,432 for Mr. McGregor and $10,614 for Mr. Raymond. Health and welfare benefits for 2019 were $16,795 for Mr. Ritchie; $7,935 for Mr. Derenzo; $19,857 for Mr. Bender; $14,977 for Mr. McGregor and $24,772 for Mr. Raymond. The amounts for 2019 for Mr. Ritchie include the value of the use of a Company-owned vehicle ($10,595). The amounts for 2019 for Mr. Raymond include accrued vacation pay and severance pay ($136,824).
(7)	Mr. Ritchie joined the Company on November 6, 2017. His annual salary for 2017 was $265,000, of which he received a prorated amount of $41,155 during 2017.
(8)	Mr. McGregor joined the Company on May 15, 2018. His annual salary for 2018 was $200,000, of which he received a prorated amount of $125,758 during 2018.
(9)	Mr. Raymond joined the Company on December 7, 2017. His annual salary for 2017 was $210,000, of which he received a prorated amount of $14,318 during 2017. Mr. Raymond left the Company on October 3, 2019.
37

GRANTS OF PLAN-BASED AWARDS

The following table summarizes the non-equity and equity incentive plan awards and stock awards that were made to the Company’s executive officers named in the “Summary Compensation Table” on page 37 of this proxy statement in the fiscal year ended December 31, 2019.

Grants of Plan-Based Awards Table

Name	Award Type	Award Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David E. Ritchie, Jr.	Cash
	Incentive		68,734	137,469	195,893	—	—	—	—	—	—	—
	Restricted
	Stock (“RSA”)	2/20/19	—	—	—	—	—	—	4,715	—	—	66,246
Mitchell A. Derenzo	Cash
	Incentive		33,488	66,975	95,439	—	—	—	—	—	—	—
	RSA	2/20/19	—	—	—	—	—	—	3,217	—	—	45,199
Kevin B. Bender	Cash Incentive		33,488	66,975	95,439	—	—	—	—	—	—	—
	RSA	2/20/19	—	—	—	—	—	—	3,217	—	—	45,199
Dan C. McGregor	Cash Incentive		31,687	63,375	90,309	—	—	—	—	—	—	—
	RSA	2/20/19	—	—	—	—	—	—	1,779	—	—	24,995
Dennis F. Raymond, Jr.	Cash Incentive		33,188	66,375	94,584	—	—	—	—	—	—	—
	RSA	2/20/19	—	—	—	—	—	—	2,989	—	—	41,995

(1)	Actual amounts earned for 2019 and paid in 2020 were $147,546 for Mr. Ritchie; $76,151 for Mr. Derenzo and Mr. Bender; and $68,021 for Mr. McGregor. Mr. Raymond left the Company on October 3, 2019 and was not eligible to receive incentive compensation for 2019. See also the “Annual Cash Incentive Compensation” on page 29 of this proxy statement for more information regarding the Company’s cash incentive compensation program.
(2)	The amount reported in this column represents the fair value of restricted stock awarded in 2019 in accordance with FASB ASC Topic 718. Please refer to footnote 2 to our audited financial statements included in our annual report to shareholders for the year ended December 31, 2019 for a discussion of the assumptions related to the calculation of such value. It is the Company’s policy that the per share value for restricted stock awards is the market value of the Company’s common stock based on the closing price on the date of the award, which was $14.05 on February 20, 2019. See also the “Long-Term Incentive Compensation” on page 32 of this proxy statement for more information regarding restricted stock awards. There is no dollar amount of consideration paid by the named executive officer on the award or vesting date of restricted stock.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows the outstanding stock option and restricted stock awards under the 2010 Plan held at the end of fiscal year 2019 by the executive officers named in the “Summary Compensation Table” on page 37 of this proxy statement.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards							Stock Awards
												Equity
												Incentive
					Equity						Equity Incentive	Plan Awards:
					Incentive						Plan Awards:	Market or
					Plan Awards:					Market	Number of	Payout Value
	Number of		Number of		Number of			Number of		Value of	Unearned	of Unearned
	Securities		Securities		Securities			Shares or		Shares or	Shares, Units	Shares, Units
	Underlying		Underlying		Underlying			Units of		Units of	or Other	or Other
	Unexercised		Unexercised		Unexercised	Option		Stock That		Stock That	Rights That	Rights That
	Options		Options		Unearned	Exercise	Option	Have Not		Have Not	Have Not	Have Not
	(#)		(#)		Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)		($)(6)	(#)	($)
David E Ritchie, Jr.	—		—		—	—	—	2,445	(2)	$36,357	—	—
	—		—		—	—	—	2,887	(4)	$42,930	—	—
	—		—		—	—	—	4,715	(5)	$70,112	—	—

Mitchell A. Derenzo	2,176		—		—	$7.07	5/16/2022	333	(3)	$4,952	—	—
	6,382		—		—	$8.85	5/22/2024	1,874	(4)	$27,866	—	—
	3,922	(1)	981	(1)	—	$9.56	5/21/2025	3,217	(5)	$47,837	—	—

Kevin B. Bender	3,226		—		—	$7.07	5/16/2022	313	(3)	$4,654	—	—
	6,006		—		—	$8.85	5/22/2024	1,874	(4)	$27,866	—	—
	3,685	(1)	921	(1)	—	$9.56	5/21/2025	3,217	(5)	$47,837	—	—

Dan C McGregor	—		—		—	—	—	1,779	(5)	$26,454	—	—

(1)	These stock options vest at a rate of 20% per year; 80% were vested as of May 21, 2019 with remaining vesting date of May 21, 2020.
(2)	These restricted stock awards vest at a rate of 33.33% per year, with a remaining vesting date of November 15, 2020.
(3)	These restricted stock awards vest at a rate of 20% per year, with a remaining vesting date of May 21, 2020.
(4)	These restricted stock awards vest at a rate of 20% per year, with remaining vesting dates of February 21, 2020 and 2021.
(5)	These restricted stock awards vest at a rate of 33.33% per year, with remaining vesting dates of February 19, 2020, 2021, and 2022.
(6)	Market value is based on the closing price of $14.87 per share of the Company’s common stock on December 31, 2019.

OPTION EXERCISES AND STOCK VESTED

The following table summarizes information with respect to stock option awards exercised during fiscal year 2018 and the amount of restricted stock vested during fiscal year 2019 for each of the executive officers named in the “Summary Compensation Table” on page 37 of this proxy statement.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David E. Ritchie, Jr.	—	—	3,887	$56,007
Mitchell A. Derenzo	—	—	1,638	$21,908
Kevin B. Bender	—	—	1,580	$21,178
Dan C. McGregor	—	—	—	—
Dennis F. Raymond, Jr.	—	—	—	—

(1)	Value realized is calculated based on the Company’s common stock market price on the date of exercise less the exercise price multiplied by the number of shares exercised.
(2)	Value realized is calculated based on the Company’s common stock market price on the date of vesting multiplied by the number of shares vested.
39

PENSION BENEFITS

The following table summarizes information with respect to each plan that provides for payments or other benefits at, following, or in connection with the retirement of any of the executive officers named in the “Summary Compensation Table” on page 37 of this proxy statement.

Pension Benefits Table

Name	Plan Name(1)	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)
Mitchell A. Derenzo	Salary Continuation Agreement	13.0	$231,577	—
Kevin B. Bender	Salary Continuation Agreement	13.0	$201,914	—

(1)	The salary continuation agreements are more fully described on page 36 of this proxy statement.
(2)	Years of credited service represents the number of years the named executive officer has participated in the pension benefit plan.
(3)	Includes amounts which the named executive officer may not be currently entitled to receive because the salary continuation agreements are only partially vested.

NONQUALIFIED DEFERRED COMPENSATION

The Deferred Compensation Plan was established for the purpose of providing the executive officers and selected senior managers, an opportunity to defer compensation. Participants may elect to defer annually, a minimum of $5,000 or a maximum of eighty percent of their base salary and all of their annual cash incentive compensation.

The following table summarizes information for the fiscal year 2019 with respect to participation in the Deferred Compensation Plan (the Company’s only nonqualified deferred compensation plan) by the executive officers named in the “Summary Compensation Table” on page 37 of this proxy statement.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)(3)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)(3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)(3)
David E. Ritchie, Jr.	—	—	—	—	—
Mitchell A. Derenzo	$43,526	—	$48,169	—	$781,963
Kevin B. Bender	—	—	—	—	—
Dan C. McGregor	—	—	—	—	—
Dennis F. Raymond, Jr.	—	—	—	—	—
(1)	Earnings credited to the accounts are based upon the terms of the Deferred Compensation Plan, which is equal to the five-year U.S. Treasury Note plus 4.0%. The rate credited for 2019 was 6.51%.
(2)	The Deferred Compensation Plan is an unfunded plan. For more information on the Deferred Compensation Plan, please see page 33 of this proxy statement.
(3)	Amount in the contributions column was included in the salary reported as compensation to the named executive officer in the “Summary Compensation Table” on page 37 of this proxy statement for 2019. $20,397 of the amount in the earnings column was reported as compensation to the named executive officer in the “Summary Compensation Table” on page 37 of this proxy statement for 2019. $528,262 of the aggregate balance at last fiscal year-end has been reported as compensation to the named executive officer in the “Summary Compensation Table” of prior proxy statement for applicable years earned.

40

The following table sets forth certain information regarding potential payments that would be made be made to each of our named executive officers in the event their employment terminated on December 31, 2019 under the various circumstances set forth below.

Potential Payments Upon Termination of Employment or Change in Control

Executive Officer	Base Salary ($)(1)	Cash Incentive Compensation ($)(2)	COBRA Payments ($)(3)	Salary Continuation Plan Payments ($)(4)	Restricted Stock ($)(5)	Stock Options ($)(6)	Total Termination Benefits ($)(7)
Mr. Ritchie
Voluntary Termination or Retirement	—	—	—	—	—	—	—
Involuntary Termination (other than for cause)	278,250	160,000	37,944	—	81,193	—	557,387
Involuntary Termination (for cause)	—	—	—	—	—	—	—
Termination in Connection with Change in Control	556,500	160,000	37,944	—	149,399	—	903,843
Death	—	160,000	—	—	149,399	—	309,399
Disability	—	160,000	—	—	149,399	—	309,399
Mr. Derenzo
Voluntary Termination or Retirement	—	—	—	487,500	—	73,859	561,359
Involuntary Termination (other than for cause)	120,000	—	—	487,500	—	73,859	681,719
Involuntary Termination (for cause)	—	—	—	—	—	—	—
Termination in Connection with Change in Control	240,000	—	—	487,500	80,655	83,233	891,388
Death	—	—	—	750,000	80,655	83,233	913,888
Disability	—	—	—	487,500	80,655	83,233	651,388
Mr. Bender
Voluntary Termination or Retirement	—	—	—	487,500	—	76,970	567,470
Involuntary Termination (other than for cause)	120,000	—	—	487,500	—	76,970	684,470
Involuntary Termination (for cause)	—	—	—	—	—	—	—
Termination in Connection with Change in Control	240,000	—	—	487,500	80,367	85,777	893,644
Death	—	—	—	750,000	80,367	85,777	916,144
Disability	—	—	—	487,500	80,367	85,777	653,644
Mr. McGregor
Voluntary Termination or Retirement	—	—	—	—	—	—	—
Involuntary Termination (other than for cause)	107,500	—	—	—	—	—	107,500
Involuntary Termination (for cause)	—	—	—	—	—	—	—
Termination in Connection with Change in Control	215,000	—	—	—	26,454	—	241,454
Death	—	—	—	—	26,454	—	26,454
Disability	—	—	—	—	26,454	—	26,454

(1)	For involuntary termination, this represents one year annual salary for Mr. Ritchie and six months of annual salary for Messrs. Derenzo, Bender and McGregor. For termination in connection with change in control, this represents two years of annual salary for Mr. Ritchie and one year annual salary for Messrs. Derenzo, Bender and McGregor.
(2)	Mr. Ritchie would receive a prorata share of prior year bonus ($160,000) for involuntary termination, termination in connection with change in control, death or disability.
(3)	Mr. Ritchie would receive eighteen (18) months of COBRA payments to be paid ratably over eighteen (18) months ($37,944 or $2,108 per month) for involuntary termination or termination in connection with change in control.
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(4)	Represents annual amount due under Messrs. Derenzo and Bender’s Salary Continuation Plans. For voluntary termination, involuntary termination, termination in connection with change in control, or disability, payment would be $32,500 per year for fifteen (15) years for a total payment of $487,500. If death were to occur, payments of $50,000 per year would continue for fifteen (15) years for a total payment to the beneficiaries of each executive officer of $750,000. The Company maintains life insurance policies on Messrs. Derenzo and Bender that exceeds this amount.
(5)	For Mr. Ritchie this represents the value (the number of restricted shares times $14.87, the closing price of the Company’s shares on December 31, 2019) of the outstanding and unvested restricted stock which are deemed to have vested as if his employment had continued for one (1) year following the actual termination date due to involuntary termination or 5,460 of his 10,047 restricted share outstanding and in the case of termination in connection with change in control, death or disability, this amount represents the value of all 10,047 of his restricted shares. For Messrs. Derenzo, Bender and McGregor, in the case of termination in connection with change in control, death or disability, this amount represents the value of all of their outstanding restricted shares
(6)	For voluntary or involuntary termination, this amount represents the value of the number of exercisable stock options each individual held at December 31, 2019 times $14.87, the closing price of the Company’s shares on December 31, 2019, minus the exercise price of such exercisable stock options. For termination in connection with change in control, death or disability, this amount represents the value of the number of all stock options each individual held at December 31, 2019 times $14.87, the closing price of the Company’s shares on December 31, 2019, minus the exercise price of such stock options.
(7)	Sum of columns 1 through 6.

Pay Ratio Disclosure

The annual total compensation for 2019 was $60,453 for our median employee and $527,320 for CEO Ritchie. The resulting ratio comparing the annual total compensation for 2019 earned by CEO Ritchie and by our median employee is 8.7 to 1.

We identified the median employee by examining the 2019 total compensation for all individuals (excluding Mr. Ritchie) who were employed by us on December 31, 2019, the last day of our payroll year. We included all employees, whether employed on a full-time, part-time or seasonal basis and we annualized the compensation for full-time employees that were not employed by us for all of 2019.

We calculated the median employee’s annual total compensation using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table in this proxy statement, except as described in the next sentence.  The compensation for our median employee included their salary, overtime, cash incentive compensation that is paid periodically during 2019 or incentive compensation earned in 2018 that was paid in 2019 (rather than incentive compensation earned in 2019 that is paid in 2020), employer 401(k) match, employer paid insurance costs, and stock compensation.

EQUITY COMPENSATION PLAN INFORMATION

The chart below summarizes information under which shares of the Company’s common stock are authorized for issuance through the 2010 Equity Incentive Plan as of December 31, 2019. The 2010 Equity Incentive Plan was approved by the Company’s shareholders. The Company has no other equity compensation plan under which future grants can be made and there are no warrants or other rights outstanding that would result in the issuance of shares of the Company’s common stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	29,958	(1)	$8.79	1,269,229	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	29,958		$8.79	1,269,229
(1)	Represents shares reserved but unissued under the 2010 Equity Incentive Plan. As of December 31, 2019, there were 29,958 outstanding stock options awarded under the 2010 Equity Incentive Plan.
(2)	Represents shares that were eligible for award as of December 31, 2019, under the 2010 Equity Incentive Plan. This amount does not include 43,971 shares of restricted stock and 29,958 stock options that were awarded, but have not yet vested or been exercised. In February 2020, there was an additional 19,497 shares of restricted awarded. The 2010 Equity Incentive Plan terminated the award of stock options on March 17, 2020. No new award of stock options can be made under the 2010 Equity Incentive Plan and any shares reserved will either be exercised or will be forfeited.
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TRANSACTIONS WITH RELATED PERSONS

The Company has a policy that it does not enter into any transactions covered under Item 404 of Regulation S-K with the exception of loans made by the Company’s subsidiary, American River Bank, (see “Indebtedness of Management” immediately following this section) and a lease transaction described below that was entered into in 1985, and subsequently renewed, with Bradshaw Plaza, Associates, Inc., a California corporation doing business as Bradshaw Plaza, which is owned in part by Charles D. Fite, a director of the Company, in addition to ownership by other family members.

American River Bank leases the premises at 9750 Business Park Drive, Sacramento, California and uses the premises for one of its branch locations. The lease term is three years and expires on November 30, 2022. The premises consist of 3,711 square feet on the ground floor. The current monthly rent is $6,680. The approximate aggregate rental payments for the period from January 1, 2020 through the lease term expiring on November 30, 2022 will be $233,800. The Board of Directors has evaluated this transaction and the lease relationship and has determined that is does not impair the independence of Mr. Fite, as defined under applicable NASDAQ listing rules. The Board of Directors also determined that they would not expand the existing lease relationship nor would they enter into any new leases for any location other than the current location with Mr. Fite or any of his related companies.

Other than the lease transaction with Director Fite, there have been no transactions, or series of similar transactions, since January 1, 2019, or any currently proposed transaction, or series of similar transactions, to which American River Bankshares or American River Bank was or is to be a party, in which the amount involved exceeded or will exceed $120,000 and in which any director, director-nominee or executive officer of American River Bankshares or American River Bank, any shareholder owning of record or beneficially 5% or more of American River Bankshares common stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest except as described below.

Indebtedness of Management

American River Bankshares, through American River Bank, has had, and expects in the future to have banking transactions in the ordinary course of its business with many of American River Bankshares’ directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with unrelated persons. Management believes that in 2019 such transactions comprising loans did not involve more than the normal risk of collectability or present other unfavorable features. Loans to executive officers of American River Bankshares and American River Bank are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and the regulations of the Federal Deposit Insurance Corporation.

PROPOSAL NO. 3

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of Crowe LLP (“Crowe”) served the Company as its independent registered public accountants and auditors for the fiscal years ended December 31, 2019 and 2018, at the direction of the Audit Committee and the Board of Directors of the Company. Crowe does not have any interests, financial or otherwise, in the Company. Crowe has been the Company’s auditor since 2011. The services rendered by Crowe during the 2019 and 2018 fiscal years were audit services, consultation in connection with various accounting matters, and preparation of the Company’s income tax returns.

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The table below summarizes the services rendered to the Company by Crowe during and for the 2019 and 2018 fiscal years.

	2019	2018
Audit Fees(1)	$242,440	$228,800
Audit-Related Fees(2)	13,600	13,200
Tax Fees(3)	22,500	21,900
All Other Fees(4)	6,410	500
Total Accounting Fees	$284,950	$264,400
(1)	Audit fees consisted of services rendered by Crowe for the audit of the Company’s consolidated financial statements included in the Annual Report on Form 10-K and for reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for fiscal years 2019 and 2018. These fees also included the audit of the Company’s internal control over financial reporting, based on criteria established in Internal Control – Integrated Framework: (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).
(2)	Audit-related fees represent fees for professional services in connection with the audit of the Company’s 401(k) plan.
(3)	Tax fees consisted principally of services rendered by Crowe for assistance relating to tax compliance and reporting for fiscal years 2019 and 2018.
(4)	All other fees are professional services related to consultation. For 2019 this would include consultation related to new accounting standards ($6,000) and changes in tax regulations ($410) and for 2018 this would include consultation related to corporate structure ($500).

The Audit Committee approved each professional service rendered by Crowe during the 2019 and 2018 fiscal years and considered whether the provision of such services is compatible with Crowe maintaining its independence. The approval of such professional services included pre-approval of all audit and permissible non-audit services provided by Crowe. These services included audit, tax and other services described above. The Audit Committee Charter, which can be found on the Company’s website www.americanriverbank.com by accessing the Investor Relations link, then the Corporate Information link, then the Governance Documents link located at that address, includes a policy of pre-approval of all services provided by the Company’s independent registered public accountants. The Audit Committee approved one hundred percent (100%) of all such professional services provided by Crowe during the 2019 and 2018 fiscal years. It is anticipated that one or more representatives of Crowe will be present at the Meeting and will be able to make a statement if they so desire and answer appropriate questions from shareholders.

The ratification of the selection of Crowe as the Company’s independent registered public accountants requires approval of a majority of the total number of shares voting at the Meeting. If our shareholders do not ratify the selection of independent accountants, the Audit Committee will reconsider the appointment. However, even if our shareholders ratify the selection, the Audit Committee may still appoint new independent accountants at any time during the year if it believes that such a change would be in the best interests of the Company.

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Recommendation of Board of Directors

The Board of Directors recommends that shareholders vote “FOR” the ratification of the selection of Crowe, LLP as the Company’s independent registered public accountant for the fiscal year ended December 31, 2020.

AUDIT COMMITTEE REPORT

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY’S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, IN WHOLE OR IN PART, THE FOLLOWING REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

The Audit Committee consists of the following members of the Company’s Board of Directors: Philip A. Wright, Kimberly A. Box, and William A. Robotham (Chairman and Audit Committee Financial Expert). Each such member of the Audit Committee is “independent” as defined under applicable NASDAQ listing rules.

The Audit Committee operates under a written charter adopted by the Board of Directors, which among other matters, delineates the responsibilities of the Audit Committee. The Audit Committee’s responsibilities include responsibility for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accountants (including resolution of disagreements between management and the independent registered public accountants regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Company’s independent registered public accountants report directly to the Audit Committee.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2019 with management and Crowe LLP, the Company’s independent registered public accountants.  The Audit Committee has discussed with Crowe LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission. In addition, the Audit Committee has also received from Crowe LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding Crowe’s communications with the Audit Committee concerning independence, and has discussed with Crowe its independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of American River Bankshares Board of Directors:

Philip A. Wright	Kimberly A Box	William A. Robotham
Chairman

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PROPOSAL NO. 4

ADVISORY (NON-BINDING) VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides shareholders with the opportunity to vote on an advisory (non-binding) basis, to approve the compensation of our named executive officers as further described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement, including the related compensation tables and narrative discussion. This proposal, commonly known as a “Say on Pay” proposal, provides our shareholders the opportunity to express their views on our executive officer compensation program, as it relates to our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

We ask our shareholders to indicate their support for our executive officer compensation program for our named executive officers and vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the discussion in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement and the related compensation tables and narrative discussion.”

Because your vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and may not be construed as overruling any decision by the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee may, in their respective sole discretion, take into account the outcome of the vote when considering future executive officer compensation arrangements.

Shareholders are encouraged to carefully review the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement and the related compensation tables and narrative discussion for a detailed discussion of the Company’s executive officer compensation program for our named executive officers.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the approval of Proposal No. 4.

ANNUAL REPORT

The Annual Report of the Company containing audited financial statements for the fiscal year ended December 31, 2019 is being mailed or made available electronically to shareholders simultaneously with this proxy statement.

ANNUAL DISCLOSURE STATEMENT

American River Bank has prepared an Annual Disclosure Statement as required by FDIC regulations, a copy of which may be obtained upon written request to Kimberly A. Box, Secretary, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.

WEBSITE

Information regarding the Company may be obtained from the Company’s website at www.americanriverbank.com. Copies of the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and Section 16 reports by Company insiders, including exhibits and amendments thereto, are available free of charge on the Company’s website as soon as they are published by the Securities and Exchange Commission through a link to the reporting system maintained by the Securities and Exchange Commission. To access Company filings, select the “Investor Relations” link on the menu item on the Company website, then select the “Company News” link and then the “SEC Filings” link to view or download copies of reports including Form 10-K, 10-Q or 8-K, or the “Section 16 Filings” link to view or download reports on Forms 3, 4 or 5 of insider transactions in Company securities. You may also request, without charge, a copy of the Company’s Annual Report on Form 10-K upon written request to the Company’s Corporate Secretary, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, California 95670.

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SHAREHOLDER PROPOSALS

We intend to hold our 2021 Annual Meeting of Shareholders on May 20, 2021. The deadline for shareholders to submit proposals for inclusion in the proxy statement and form of proxy for the 2021 Annual Meeting of Shareholders is December 11, 2020. The proposals must be in a form compliant with our Bylaws and applicable law. Management of the Company will have discretionary authority to vote proxies obtained by it in connection with any shareholder proposal not submitted on or before the deadline. All proposals should be submitted by Certified Mail - Return Receipt Requested, to Kimberly A. Box, Secretary, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if the Company (a) receives notice of the proposal before the close of business on February 24, 2021 and advises shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) does not receive notice of the proposal prior to the close of business on February 24, 2021.

OTHER MATTERS

The Board of Directors knows of no other matters, which will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the discretion of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Meeting and at any and all postponements or adjournments thereof in accordance with the terms of such proxies.

Dated: April 9, 2020	AMERICAN RIVER BANKSHARES

By:
Kimberly A. Box
Corporate Secretary

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Exhibit A

AMERICAN RIVER BANKSHARES

2020 EQUITY INCENTIVE PLAN

(Effective March 18, 2020)

               AMERICAN RIVER BANKSHARES hereby adopts the AMERICAN RIVER BANKSHARES 2020 Equity Incentive Plan (“Plan”), by action of the Company’s Board of Directors, on and effective as of the date set forth above (the “Plan Adoption Date”), subject to approval of the Plan by the Company’s shareholders pursuant to Section 12.3 below. Unless otherwise defined, terms with initial capital letters are defined in Section 2 below.

SECTION 1

BACKGROUND AND PURPOSE

1.1          Background. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock-Based Awards.

1.2          Purpose of the Plan. The Plan is intended to attract, motivate and retain the following individuals: (a) employees of the Company or its Affiliates; (b) consultants who provide significant services to the Company or its Affiliates and (c) directors of the Company or any of its Affiliates who are not employees of the Company or any Affiliate. The Plan also is designed to encourage stock ownership by such individuals, thereby aligning their interests with those of the Company’s shareholder.

SECTION 2

DEFINITIONS

               The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1          “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Act shall include such section, any valid rules or regulations promulgated under such section, and any comparable provisions of any future legislation, rules or regulations amending, supplementing or superseding any such section, rule or regulation.

2.2          “Administrator” means the Compensation Committee of the Board of Directors of the Company, and/or such other person or persons as may be designated by the Board from time to time to administer the Plan or specific portions thereof; provided, however, that Awards to Nonemployee Directors may only be granted and administered by the Board as a whole, and Awards to Section 16 Persons may only be granted and administered by the Compensation Committee or another committee of Independent Directors.

2.3          “Affiliate” means any corporation or any other entity (including, but not limited to, Subsidiaries, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.4          “Applicable Law” means the legal requirements relating to the administration of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock-Based Awards and similar incentive plans under any applicable laws, including but not limited to federal and state employment, labor, privacy and securities laws, the Code, and applicable rules and regulations promulgated by NASDAQ, the New York Stock Exchange, NYSE American or the requirements of any other stock exchange or quotation system upon which the Shares may then be listed or quoted.

2.5          “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock-Based Awards.

2.6          “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including the Grant Date.

2.7          “Board” or “Board of Directors” means the Board of Directors of the Company.

A-1

2.8          “Change in Control” means the occurrence of any of the following:

               2.8.1  Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting capital stock, other than a group of two or more persons not (A) acting in concert for the purpose of acquiring, holding or disposing of such stock or (B) otherwise required to file any form or report with any governmental agency or regulatory authority having jurisdiction over the Company which requires the reporting of any change in control;

               2.8.2  The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets (whether by stock sale, merger, consolidation or otherwise);

               2.8.3  The consummation of a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation for the sole purpose of changing the Company’s jurisdiction of incorporation or (ii) a consolidation or merger of the Company in which the holders of the voting capital stock of the Company immediately prior to the consolidation or merger (other than Persons who are parties to such consolidation or merger and their respective Affiliates) hold at least fifty percent (50%) of the voting power represented by the Company’s then outstanding voting capital stock of the Company or the surviving entity (or its parent entity) immediately after the consolidation or merger; or

               2.8.4  During any period of not more than twelve (12) consecutive months during which the Company continues in existence, not including any period prior to the effective date of this Plan, individuals who, at the beginning of such period, constitute the Board of Directors of the Company, and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 2.8.2 or 2.8.3) whose appointment to the Board of Directors of the Company or nomination for election to the Board of Directors of the Company was approved by a vote of a majority of the Directors then still in office, either were Directors at the beginning of such period or whose appointment or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Company.

               Notwithstanding the foregoing, if any “payment” (as defined for purposes of Section 409A of the Code) to be made hereunder as a result of the occurrence one or more of the foregoing events would be considered “nonqualified deferred compensation” for purposes of Section 409A of the Code, then, as to such payment, such event shall constitute a Change in Control only if the event additionally constitutes a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” (as such terms are defined for purposes of Section 409A of the Code) of the Company.

2.9          “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.10        “Company” means American River Bankshares or any successor thereto.

2.11        “Consultant” means any consultant, independent contractor or other person who provides significant services to the Company or its Affiliates, or any employee or Affiliate of any of the foregoing, but who is neither an Employee nor a Director; and provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to registration on a Form S-8 Registration Statement under the Securities Act of 1933, as amended.

2.12        “Continuous Service” as an Employee, Consultant or Director means that a Participant’s employment or service relationship with the Company or any Affiliate is not interrupted or terminated. Continuous Service shall not be considered interrupted in the following cases: (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Subsidiary or successor. A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If such reemployment is approved by the Company but not guaranteed by statute or contract, then such employment will be considered terminated on the ninety-first (91st) day of such leave and on such date any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. In the event a Participant’s status changes among the positions of Employee, Director and Consultant, the Participant’s Continuous Service as an Employee, Director or Consultant shall not be considered terminated solely as a result of any such changes in status.

A-2

2.13        “Director” means any individual who is a member of the Board of Directors of the Company or of an Affiliate of the Company.

2.14        “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.15        “Employee” means any individual who is a common-law employee of the Company or of an Affiliate.

2.16        “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option or the base value from which the appreciation in value of a Share is determined upon exercise of a Stock Appreciation Right.

2.17        “Fair Market Value” means, as of any date, provided Shares are listed on an established stock exchange or a national market system, including without limitation NASDAQ, the Fair Market Value of a Share shall be the closing sales price for such stock as quoted on the exchange with the greatest volume of trading in Shares on the Grant Date of the Award. If no sales were reported on such Grant Date of the Award, the Fair Market Value of a Share shall be the closing price for the Company’s common stock as quoted on the exchange with the greatest volume of trading in Shares on the last market trading day with reported sales prior to the date of determination. In the case where the Company is not listed on an established stock exchange or national market system, Fair Market Value shall be determined by the Administrator in good faith in accordance with Code Section 409A and applicable Treasury regulations.

2.18        “Fiscal Year” means a fiscal year of the Company.

2.19        “Grant Date” means the date the Administrator approves the Award.

2.20        “Incentive Stock Option” means an option to purchase Shares that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.21        “Independent Director” means a Nonemployee Director who is (i) a “nonemployee director” within the meaning of Section 16b-3 of the 1934 Act, and (ii) “independent” as determined under the applicable rules of NASDAQ, as any of these definitions may be modified or supplemented from time to time.

2.22        “Misconduct” shall include commission of any act in competition with any activity of the Company (or any Affiliate) or any act contrary or harmful to the interests of the Company (or any Affiliate) as determined in good faith by the Administrator and shall include, without limitation: (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (c) misuse of any confidential, secret, privileged or non-public information relating to the Company’s (or any Affiliate’s) business, or (d) participating in a hostile takeover attempt of the Company or an Affiliate. The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan.

2.23        “NASDAQ” means The NASDAQ Stock Market LLC.

2.24        “Nonemployee Director” means a Director who is not an Employee.

2.25        “Nonqualified Stock Option” means an option to purchase Shares that is not designated as and/or does not meet the requirements of Section 422 of the Code to be an Incentive Stock Option.

2.26        “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

A-3

2.27        “Participant” means an Employee, Consultant or Nonemployee Director who has an outstanding Award.

2.28        “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award, which goals shall be specified in the agreement for such Award and upon which the vesting or settlement of such Award may be conditioned. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement, including without limitation goals tied to individual objectives and/or the Company’s (or a business unit’s) return on assets, return on shareholders’ equity, efficiency ratio, earnings per share, net income, or other financial measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”), with or without adjustments determined by the Administrator. The foregoing definition shall not be deemed to be inclusive of all Performance Goals for purposes of this Plan. The Performance Goals may differ from Participant to Participant and from Award to Award.

2.29        “Period of Restriction” means the period during which Restricted Stock, RSUs or Stock-Based Awards are subject to restrictions that subject the Restricted Stock, RSUs or Stock-Based Awards to a substantial risk of forfeiture. Such restrictions may be based on the passage of time in which case the restrictions may lapse over the Period of Restriction, the achievement of Performance Goals, or the occurrence of other events as determined by the Administrator, in its discretion.

2.30        “Plan” means this American River Bankshares 2020 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.31        “Restricted Stock” means an Award granted to a Participant pursuant to Section 7. An Award of Restricted Stock constitutes a transfer of ownership of Shares to a Participant from the Company subject to restrictions against transferability, assignment, and hypothecation. Under the terms of the Award, the restrictions against transferability are removed when the Participant has met the specified vesting requirement. Vesting can be based on continued employment or service over a stated service period or the attainment of specified Performance Goals. If employment or service is terminated prior to vesting, the unvested restricted stock will revert back to the Company.

2.32        “Restricted Stock Unit” or “RSU” means an Award granted to a Participant pursuant to Section 8. Restricted Stock Units constitute a right to receive Shares or their equivalent value in cash at a future time based on continued employment or service over a stated service period or the attainment of specified Performance Goals.

2.33        “Rule 16b-3” means the rule so designated promulgated under Section 16 of the 1934 Act, and any future rule or regulation amending, supplementing or superseding such rule.

2.34        “SEC” means the U.S. Securities Exchange Commission.

2.35        “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.36        “Shares” means shares of common stock of the Company.

2.37        “Stock Appreciation Right” or “SAR” means the right granted to a Participant pursuant to Section 6 to receive a payment in either cash or Shares that is based upon the increase in Fair Market Value of a Share following the Grant Date.

2.38        “Stock-Based Award” means a right to or based upon Shares or their equivalent value granted to a Participant pursuant to Section 9.

2.39        “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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SECTION 3

ADMINISTRATION

3.1          The Administrator. The Administrator, if not the Compensation Committee of the Board, shall be appointed by the Board of Directors from time to time.

3.2          Authority of the Administrator. It shall be the duty of the Administrator to administer the Plan in accordance with the Plan’s provisions and in accordance with Applicable Law. The Administrator shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the following: (a) which Employees, Consultants and Directors shall be granted Awards; (b) the terms and conditions of the Awards at initial grant and any subsequent revisions or changes to the terms and conditions of Awards, including, but not limited to, changes to, or removal of restrictions on, outstanding Awards relating to vesting, Period of Restriction or exercisability periods; (c) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Continuous Service; (d) interpretation of the Plan, (e) adoption, amendment and revocation of rules, guidelines and policies relating to and consistent with the Plan and for the administration, interpretation and application of the Plan, (f) adoption, amendment and revocation of sub-plans or supplements to the Plan, including, without limitation, as the Administrator deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions in which the Company or any Subsidiary operates or whose citizens or residents may be granted Awards; and (g) interpretation of any rules, guidelines and policies relating to the Plan and of any of sub-plans and supplements to the Plan.

3.3          Decisions Binding. All determinations and decisions made by the Administrator shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by Applicable Law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1          Number of Shares. Subject to adjustment, as provided in Section 4.3, the total number of Shares initially available for issuance under the Plan shall be two hundred fifty thousand (250,000) Shares, which also shall be the total number of Shares that may be issued under the Plan with respect to Incentive Stock Options.

Shares tendered or held back upon exercise of an Option to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. Upon exercise of SARs, the gross number of Shares exercised shall be deducted from the total number of Shares remaining available for issuance under the Plan. Shares tendered or held back upon the vesting or settlement of any Restricted Stock, RSUs, and Stock-Based Awards to cover tax withholding shall not be added back to the Shares available for issuance under the Plan. Shares issued under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise.

On and after the Plan Adoption Date, no further grants will be made under the American River Bankshares 2010 Equity Incentive Plan (the “2010 Equity Plan”), but Shares may continue to be issued under the 2010 Equity Plan pursuant to grants made prior to the Plan Adoption Date, which issuances of Shares will not reduce the number of Shares available for issuance under this Section 4.1.

4.2          Lapsed Awards. If any Award made under the Plan expires, or is forfeited or cancelled without having been exercised or settled in full, or if Shares are acquired pursuant to an Award subject to forfeiture or repurchase and are forfeited or repurchased by the Company for an amount not greater than the Participant’s exercise or purchase price, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall be added back to the Shares available for issuance under the Plan and shall again be available for future Awards under the Plan.

4.3          Adjustments in Awards and Authorized Shares. The number of Shares covered by the Plan, each outstanding Award, and the per Share exercise price of each such Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, recapitalization, spin-off, combination, reclassification, the payment of a stock dividend on the common stock or any other increase or decrease in the number of such Shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an Option or SAR.

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4.4          Assumption or Substitution of Awards. The Board may, without affecting the number of Shares available pursuant to Section 4.1, authorize the issuance of Awards under this Plan in substitution or assumption of outstanding awards under the plan of another entity in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

4.5          Legal Compliance. Shares shall not be issued pursuant to the making or exercise of an Award unless the exercise of the Award and rights and the issuance and delivery of Shares shall comply with the Securities Act of 1933, as amended, the 1934 Act and other Applicable Law pertaining to, among other things, the issuance of Shares, excessive compensation, golden parachute payments and risk management, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Any Award made in violation hereof shall be null and void. This section shall not be interpreted to preclude the issuance of Awards that may have unfavorable tax consequences to the Company or a Participant, and, for purposes of this section, Applicable Law shall not include the Code or any other state or federal tax law.

4.6          Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of exercise that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

SECTION 5

STOCK OPTIONS

               The provisions of this Section 5 are applicable to Options granted to Employees, Consultants and Nonemployee Directors. Such Participants shall also be eligible to receive other types of Awards as set forth in the Plan.

5.1          Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted at any time and from time to time as determined by the Administrator in its discretion. The Administrator may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Administrator, in its discretion and subject to Sections 4.1, shall determine the number of Shares subject to each Option.

5.2          Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3          Exercise Price. The Administrator shall determine the Exercise Price for each Option subject to the provisions of this Section 5.3.

               5.3.1  Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the per Share exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, as determined by the Administrator.

               5.3.2  Incentive Stock Options. The grant of Incentive Stock Options shall be subject to the following limitations:

(a)   The Exercise Price of an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date;

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(b)   Incentive Stock Options may be granted only to persons who are, as of the Grant Date, Employees of the Company or a Subsidiary, and may not be granted to Consultants or Nonemployee Directors;

(c)    To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any parent or Subsidiary) exceeds $100,000, the Options to acquire Shares in excess of such amount shall be treated as Nonqualified Stock Options. For purposes of this Section 5.3.2(c), Incentive Stock Options shall be taken into account in the order in which they were granted. For purposes of this limitation, the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted; and

(d)   In the event of a Participant’s change of status from Employee to Consultant or Nonemployee Director, an Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option three (3) months and one (1) day following such change of status.

               5.3.3  Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer, and such Options may be granted with an Exercise Price less than the Fair Market Value of a Share on the Grant Date; provided, however, the grant of such substitute Option shall not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury regulations.

5.4          Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion. However, an Option that becomes exercisable based on the Participant’s Continuous Service as an Employee, Consultant or Nonemployee Director, must not become exercisable in whole or in part prior to the expiration of a one (1) year period of such Continuous Service following the Grant Date of such Option. Notwithstanding the foregoing sentence, the Administrator shall have the power and the discretion to provide for earlier exercisability in the event a Participant’s Continuous Service as an Employee, Director or Consultant terminates due to death or Disability or following a Change in Control, and to provide for earlier exercisability and vesting of Awards that in the aggregate (including any Restricted Stock, RSUs and Stock-Based Awards that vest less than one (1) year from the Grant Date and SARs exercisable less than one (1) year from Grant Date) are limited to a number of Shares that does not exceed five percent (5%) of the total number of Shares set forth in Section 4.1. An Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall not become first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, Disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Except as set forth in Section 10, in all cases involving termination of Continuous Service as an Employee, Director or Consultant (including, but not limited to, the reasons described in subsections (c), (d) and (e) of Section 5.5.1), such Option shall be exercisable only to the extent the Participant was entitled to exercise it at the date of such termination.

5.5          Expiration of Options

               5.5.1  Expiration Dates. Unless otherwise specified in the Award Agreement, but in any event no later than ten (10) years from the Grant Date, each Option shall terminate no later than the first to occur of the following events:

(a)   Date in Award Agreement. The date for termination of the Option set forth in the written Award Agreement;

(b)   Termination of Continuous Service as Employee, Director or Consultant. The last day of the three (3)-month period following the date the Participant ceases his/her Continuous Service as an Employee, Director or Consultant (other than termination for a reason described in subsections (c), (d) or (e) below).

(c)   Misconduct. In the event a Participant’s Continuous Service as an Employee, Director or Consultant terminates because the Participant has performed an act of Misconduct as determined by the Administrator, all unexercised Options held by such Participant shall expire immediately upon receiving written notice from the Company to the Participant; provided, however, that the Administrator may, in its sole discretion, reinstate the Options by giving written notice of such reinstatement to Participant. In the event of such reinstatement, the Participant may exercise the Option only to such extent, for such time, and upon such terms and conditions as if the Participant had ceased to be employed by or affiliated with the Company or a Subsidiary upon the date of such termination for a reason other than Misconduct, disability or death;

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(d)   Disability. In the event that a Participant’s Continuous Service as an Employee, Director or Consultant terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option at any time within twelve (12) months from the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan;

(e)   Death. In the event of the death of a Participant, the Participant’s Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan; or

               5.5.2  10 Years from Grant. An Option shall expire no more than ten (10) years from the Grant Date; provided, however, that if an Incentive Stock Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, such Incentive Stock Option may not be exercised after the expiration of five (5) years from the Grant Date.

               5.5.3  Administrator Discretion. Notwithstanding the foregoing the Administrator may, after an Option is granted, extend the exercise period that an Option is exercisable following a Participant’s termination of Continuous Service (recognizing in some such circumstances the Options would cease to be Incentive Stock Options); provided, however, in no event may any such extension extend beyond the stated expiration date of the Option.

5.6          Exercise and Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Chief Financial Officer of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and payment of any additional amount that the Administrator specifies is necessary for the Company to pay any required withholding taxes in accordance with Section 13.

               5.6.1  Form of Consideration. Upon the exercise of any Option, payment of the Exercise Price shall be made (i) in cash, by check or in cash equivalent; (ii) by means of a Stock Tender Exercise; (iii) by means of a Cashless Exercise; (iv) by means of a Net Exercise; (v) by such other consideration as may be approved by the Administrator from time to time to the extent permitted by applicable law; or (vi) by any combination thereof. The Administrator may at any time or from time to time grant Options that do not permit all of the foregoing forms of consideration to be used in payment of the Exercise Price or which otherwise restrict one or more forms of consideration. For purposes of this Section 5.6:

(a)    “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole Shares having a Fair Market Value that does not exceed the aggregate Exercise Price of the Shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, the Option may not be exercised by tender to the Company, or attestation to the ownership, of Shares unless such Shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

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(b)   “Cashless Exercise” means the delivery of a properly executed exercise notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the Shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(c)    “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of Shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of Shares having a Fair Market Value that does not exceed the aggregate Exercise Price for the Shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate Exercise Price not satisfied by such reduction in the number of whole Shares to be issued.

               5.6.2  Delivery of Shares. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased and taxes required to be withheld, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1          Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted at any time and from time to time as determined by the Administrator in its discretion. The Administrator, in its discretion and subject to Section 4.1, shall determine the number of Shares subject to each SAR.

6.2          Award Agreement. Each SAR shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the SAR, the number of Shares to which the SAR pertains, any conditions to exercise the SAR, and such other terms and conditions as the Administrator, in its discretion, shall determine. The Award Agreement shall also specify whether the SAR is to be paid in cash or in Shares, or a specified combination of cash and Shares.

6.3          Exercise Price. The Administrator shall determine the Exercise Price for each SAR, which shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, as determined by the Administrator.

6.4          Exercise of SARs. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion. However, a SAR that becomes exercisable based on the Participant’s Continuous Service as an Employee, Consultant or Nonemployee Director, must not become exercisable in whole or in part prior to the expiration of a one (1) year period of such Continuous Service following the Grant Date of such SAR. Notwithstanding the foregoing sentence, the Administrator shall have the power and the discretion to provide for earlier exercisability in the event a Participant’s Continuous Service as an Employee, Director or Consultant terminates due to death or Disability or following a Change in Control, and to provide for earlier exercisability and vesting of Awards that in the aggregate (including any Restricted Stock, RSUs and Stock-Based Awards that vest less than one (1) year from the Grant Date and Options exercisable less than one (1) year from Grant Date) are limited to a number of Shares that does not exceed five percent (5%) of the total number of Shares set forth in Section 4.1. A SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall not be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Except as set forth in Section 10, in all cases involving termination of Continuous Service as an Employee, Director or Consultant (including, but not limited to, the reasons described in subsections (c), (d) and (e) of Section 6.5.1), such SAR shall be exercisable only to the extent the Participant was entitled to exercise it at the date of such termination.

6.5          Expiration of SARs

               6.5.1  Expiration Dates. Unless otherwise specified in the Award Agreement, but in any event no later than ten (10) years from the Grant Date, each SAR shall terminate no later than the first to occur of the following events:

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(a)   Date in Award Agreement. The date for termination of the SAR set forth in the written Award Agreement;

(b)   Termination of Continuous Service as Employee, Director or Consultant. The last day of the three (3)-month period following the date the Participant ceases his/her Continuous Service as an Employee, Director or Consultant (other than termination for a reason described in subsections (c), (d) or (e) below).

(c)   Misconduct. In the event a Participant’s Continuous Service as an Employee, Director or Consultant terminates because the Participant has performed an act of Misconduct as determined by the Administrator, all unexercised SARs held by such Participant shall expire immediately upon receiving written notice from the Company to the Participant; provided, however, that the Administrator may, in its sole discretion, reinstate the SARs by giving written notice of such reinstatement to Participant. In the event of such reinstatement, the Participant may exercise the SARs only to such extent, for such time, and upon such terms and conditions as if the Participant had ceased to be employed by or affiliated with the Company or a Subsidiary upon the date of such termination for a reason other than Misconduct, Disability or death;

(d)   Disability. In the event that a Participant’s Continuous Service as an Employee, Director or Consultant terminates as a result of the Participant’s Disability, the Participant may exercise his or her SAR at any time within twelve (12) months from the date of such termination (but in no event later than the expiration of the term of such SAR as set forth in the Award Agreement). If, at the date of termination, the Participant is not entitled to exercise his or her entire SAR, the Shares covered by the unexercisable portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan; or

(e)   Death. In the event of the death of a Participant, the Participant’s SAR may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such SAR as set forth in the Award Agreement), by the Participant’s estate or by a person who acquired the right to exercise the SAR by bequest or inheritance. If, at the time of death, the Participant was not entitled to exercise his or her entire SAR, the Shares covered by the unexercisable portion of the SAR shall immediately revert to the Plan. If, after death, the Participant’s estate or a person who acquired the right to exercise the SAR by bequest or inheritance does not exercise the SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

               6.5.2  Administrator Discretion. Notwithstanding the foregoing the Administrator may, after a SAR is granted, extend the exercise period that a SAR is exercisable following a Participant’s termination of Continuous Service; provided, however, in no event may any such extension extend beyond the stated expiration date of the SAR.

6.6          Exercise and Payment. SARs shall be exercised by the Participant’s delivery of a written notice of exercise to the Chief Financial Officer of the Company (or its designee), setting forth the number of Shares with respect to which the SAR is to be exercised. Upon the exercise of a SAR, the Company shall pay the Participant an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price, by (b) the number of Shares with respect to which the SAR is exercised. Except to the extent that the Award Agreement specifies otherwise, payment may be made in cash or in Shares, or a specified combination of cash and Shares, as determined by the Administrator in its discretion. Such payment shall be reduced by any amount that the Administrator determines is necessary for the Company to pay any required withholding taxes in accordance with Section 12, or if the payment is to be made in Shares, the Administrator may require, as a condition of exercise of the SAR, that the Participant pay to the Company any amount necessary for the Company to pay any required withholding taxes in accordance with Section 13.

SECTION 7

RESTRICTED STOCK

7.1          Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors and Consultants in such amounts as the Administrator, in its discretion, shall determine. The Administrator shall determine the number of Shares to be granted to each Participant and the purchase price, if any, to be paid by the Participant for such Shares. At the discretion of the Administrator, such purchase price may be paid by Participant with cash or through services rendered.

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7.2          Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its discretion, shall determine. No Restricted Stock shall vest in whole or in part sooner than one (1) year following the Grant Date. Notwithstanding the foregoing sentence, the Administrator shall have the power and the discretion to provide for the vesting of Restricted Stock in less than one (1) year following the Grant Date in the event a Participant’s Continuous Service as an Employee, Director or Consultant terminates due to death or Disability or following a Change in Control, and to provide for vesting in less than one (1) year for a number of Awards that in the aggregate (including any RSUs and Stock-Based Awards that vest less than one (1) year from Grant Date and Options and SARs exercisable less than one (1) year from Grant Date) are limited to a number of Shares that does not exceed five percent (5%) of the total number of Shares set forth in Section 4.1. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3          Transferability. Except as provided in a Participant’s Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until expiration of the applicable Period of Restriction.

7.4          Other Restrictions. The Administrator, in its discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4, including, without limitation, provisions relating to expiration of restrictions.

               7.4.1  General Restrictions. The Administrator may set restrictions based upon Continuous Service, the achievement of specific Performance Goals (Company-wide, business unit, or individual), or any other basis determined by the Administrator in its discretion.

               7.4.2  Legend on Certificates. The Administrator, in its discretion, may place a legend or legends on the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5          Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after expiration of the Period of Restriction. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.2 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to Applicable Law.

7.6          Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.7          Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8          Return of Restricted Stock to Company. On the date that any forfeiture event set forth in the Award Agreement occurs, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan in accordance with Section 4.2.

7.9          Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall promptly submit a copy of such election to the Company.

SECTION 8

RESTRICTED STOCK UNITS

8.1          Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to such Employees, Directors and Consultants as the Administrator, in its discretion, shall determine. The Administrator shall determine the number of Shares that are to be covered by or issuable with respect to each Award of RSUs.

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8.2          RSU Agreement. Each Award of RSUs shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares subject to the Award, the time and form of payment, whether in cash or in Shares, or a combination of cash and Shares, and such other terms and conditions as the Administrator, in its discretion, shall determine. No RSUs shall vest in whole or in part sooner than one (1) year following the Grant Date. Notwithstanding the foregoing sentence, the Administrator shall have the power and the discretion to provide for the vesting of RSUs in less than one (1) year following the Grant Date in the event a Participant’s Continuous Service as an Employee, Director or Consultant terminates due to death or Disability or following a Change in Control, and to provide for vesting in less than one (1) year for a number of Awards that in the aggregate (including any Restricted Stock and Stock-Based Awards that vest less than one (1) year from Grant Date and Options and SARs exercisable less than one (1) year from Grant Date) are limited to a number of Shares that does not exceed five percent (5%) of the total number of Shares set forth in Section 4.1. RSUs shall be similar to Restricted Stock Awards, except that no Shares are delivered to the Participant on the date of grant, but rather the Participant is granted the right to receive Shares, or cash based on the value of Shares, at a later time or event.

8.3          Nontransferability. RSUs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

8.4          Other Restrictions. The Administrator, in its discretion, may impose such vesting and other restrictions on RSUs as it may deem advisable or appropriate. The Administrator may set restrictions based upon Continuous Service, the achievement of specific Performance Goals (Company-wide, business unit, or individual), or any other basis determined by the Administrator in its discretion.

8.5          Payout of RSUs. Settlement of RSUs, either by delivery of Shares or payment of cash, shall be made as soon as practicable after expiration of the Period of Restriction, based upon the extent to which the applicable restrictions have been satisfied and the RSUs have been earned and vested. At such time, any Shares delivered shall be freely transferable by the Participant, subject to Applicable Law.

8.6          No Voting Rights. Participants shall have no voting rights with respect to RSUs, or with respect to any Shares subject thereto until the Period of Restriction has expired, applicable restrictions have been met and Shares have been issued.

8.7          Dividend Equivalents. During the Period of Restriction, Participants holding RSUs may, if the Administrator so determines, be credited with dividend equivalents with respect to the RSUs in a manner determined by the Administrator in its sole discretion. The Administrator may apply any restrictions to the right to receive or payment of dividend equivalents that the Administrator deems appropriate. The Administrator, in its sole discretion, may determine the form of payment of dividend equivalents, including cash, Shares, Restricted Stock, or RSUs and such dividend equivalents may be subject to accrual, forfeiture, or payout restrictions as determined by the Administrator in its sole discretion.

SECTION 9

STOCK-BASED AWARDS

9.1          Stock-Based Awards. The Administrator may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Administrator shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

9.2          Value of Stock-Based Awards. Each Stock-Based Award shall have a value based on the value of a Share, as determined by the Administrator, and may be subject to Performance Goals and other restrictions and conditions as the Administrator may establish in its discretion. If the Administrator exercises its discretion to establish Performance Goals, the number and/or value of Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the Performance Goals are met.

9.3          Earning of Stock-Based Awards. Subject to the terms of this Plan, a recipient of Stock-Based Awards shall be entitled to receive payout on the number and value of Stock-Based Awards earned by the Participant, to be determined as a function of the extent to which applicable Performance Goals, if any, have been achieved.

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9.4          Form and Timing of Payment of Stock-Based Awards. Payment of earned Stock-Based Awards shall be as determined by the Administrator and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Administrator, in its sole discretion, may pay earned Stock-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Stock-Based Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Administrator. The determination of the Administrator with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5          Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to benefit from Stock-Based Awards following termination of the Participant’s Continuous Service. Such provisions shall be determined in the sole discretion of the Administrator shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination; provided, however, that a Participant shall be required to have a period of Continuous Service of not less than one (1) year following the grant of the Stock-Based Award in order to benefit from it in whole or in part. Notwithstanding the foregoing sentence, the Administrator shall have the power and the discretion to reduce the required period of Continuous Service to a period of less than one (1) year in the event a Participant’s Continuous Service terminates due to death or Disability or following a Change in Control, and to provide for periods of Continuous Service that are less than one (1) year for a number of Awards that in the aggregate (including any Options and SARs exercisable less than one (1) year from Grant Date and Restricted Stock and RSUs that vest less than one (1) year from the Grant Date) pertain to a limited number of Shares that does not exceed five percent (5%) of the total number of Shares set forth in Section 4.1.

9.6          Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant.

9.7          Dividend Equivalents. At the discretion of the Administrator, Participants holding Stock-Based Awards may be entitled to receive or be credited with dividend equivalents corresponding to dividends declared with respect to the Shares. The Administrator, in its sole discretion, may determine the form of payment of dividend equivalents, including cash, Shares, Restricted Stock, or RSUs and such dividend equivalents may be subject to accrual, forfeiture, or payout restrictions as determined by the Administrator in its sole discretion.

SECTION 10

CHANGE IN CONTROL

Subject to the requirements and limitations of Section 409A of the Code, if applicable, the Board or the Administrator may provide for any one or more of the following consequences of a Change in Control on Awards:

10.1        Accelerated Vesting. In its discretion, the Board or the Administrator may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability and/or vesting in connection with a Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Continuous Service prior to, upon, or following such Change in Control, and to such extent as the Board or the Administrator shall determine.

10.2        Assumption, Continuation or Substitution of Awards. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock. For purposes of this Section 10.2, if so determined by the Board or the Administrator, in its discretion, an Award or any portion thereof shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to such portion of the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration is not solely common stock of the Acquiror, the Board or the Administrator may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Award for each Share to consist solely of common stock of the Acquiror equal in Fair Market Value to the per Share consideration received by holders of Shares pursuant to the Change in Control. If any portion of such consideration may be received by holders of Shares pursuant to the Change in Control on a contingent or delayed basis, the Board or the Administrator may, in its discretion, determine such Fair Market Value per Share as of the time of the Change in Control on the basis of the Board’s or the Administrator’s good faith estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control. Notwithstanding the foregoing, Shares acquired upon exercise of an Award prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such Shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Award except as otherwise provided in such Award Agreement.

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10.3        Cash-Out of Outstanding Awards. The Board or the Administrator may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share (including any Share for which vesting is accelerated, if so determined by the Board or the Administrator, but without payment for any unvested Share) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced (but not below zero) by the exercise price or purchase price per Share, if any, under such Award. If any portion of such consideration may be received by holders of Shares pursuant to the Change in Control on a contingent or delayed basis, the Board or the Administrator may, in its sole discretion, determine such Fair Market Value per Share as of the time of the Change in Control on the basis of the Board’s or the Administrator’s good faith estimate of the present value of the probable amount of future payment of such consideration. In the event such determination is made by the Board or the Administrator, an Award having an exercise or purchase price per Share equal to or greater than the Fair Market Value of the consideration to be paid per Share in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section 10.3 (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

SECTION 11

MISCELLANEOUS

11.1        No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time, with or without cause. Unless otherwise provided by written contract, employment or service with the Company or any of its Affiliates is on an at-will basis only. Additionally, the Plan shall not confer upon any Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which such Director or the Company may have to terminate his or her directorship at any time.

11.2        Participation. No Employee, Consultant or Nonemployee Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

11.3        Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or, otherwise, sale or disposition of all or substantially all of the business or assets of the Company.

11.4        Beneficiary Designations. If permitted by the Administrator, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Administrator. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

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11.5        Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Administrator, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights and (b) transfer a Nonqualified Stock Option, Restricted Stock, RSU or Stock-Based Award by bona fide gift and not for any consideration to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family or (iv) a foundation in which the Participant and/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

11.6        Restrictions on Share Transferability. The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Award as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded or any blue sky or state securities laws.

11.7        Performance-Based Awards. Each Award Agreement for the grant of a performance-based Award shall specify the number of Shares underlying the Award, the Performance Period (as defined below) and the Performance Goals, and each agreement for the grant of any other Award that the Administrator determines to make subject to a Performance Goal similarly shall specify the applicable number of Shares, the Performance Period and the Performance Goal. As used herein, “Performance Period” means the period of time specified in an agreement for measuring performance against one or more Performance Goals under any Award that the Administrator determines to make subject to such Performance Goal(s) in determining the number of Shares that are to be earned under the Award. The Performance Goals for any performance-based Award, if deemed appropriate by the Administrator, shall be objective, and shall be based upon one or more of the following performance-based business criteria, either on a business unit or Company-specific basis or in comparison with peer group performance: total loans; loan growth; total deposits; total trust assets; fee income; demand deposits; business loans (or any other subgroup of total loans), operating efficiency; net interest margin; return on assets; return on equity; return on capital; economic value added; total shareholder return; net income; pre-tax income; operating profit margin; book value; earnings per share; earnings growth; fee income; new trust assets; new trust fees; trust revenue; nonperforming assets to assets ratio; efficiency ratio; investment services earnings; investment services revenue; stock price earnings ratio; earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue. Achievement of any such Performance Goal shall be measured over a period of years not to exceed ten (10) as specified by the Administrator in the agreement for the performance-based Award. For each such Award, the Administrator shall establish the targeted level or levels of performance for each such business criterion. All determinations by the Administrator as to the achievement of Performance Goals under this Section 11.7 shall be made in writing. Notwithstanding the foregoing, the Administrator, in its sole discretion, may grant performance-based Awards that are not intended to meet, and do not meet, the requirements set forth in this Section 11.7.

11.8        No “Re-Pricing” Without Shareholder Approval. Except as provided in Section 4.3, neither the Board nor any Administrator shall have the authority: (i) to reduce the Exercise Price or other purchase or strike price of any outstanding Option or SAR, or (ii) to cancel any outstanding Option or SAR that has an Exercise Price greater than the current Fair Market Value in exchange for cash or any other Award under the Plan (except in the event of a Change in Control), unless the shareholders of the Company have approved such an action within twelve (12) months prior to such an event.

11.9        Clawback of Awards.

               11.9.1   Forfeiture under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, to the extent required by such Section 304, shall reimburse the Company for (a) the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the SEC, as the case may be, of the financial document embodying such financial reporting requirement, and (b) any profits received from the sale of securities of the Company during that 12-month period.

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               11.9.2   Repayment as a Result of Improper Conduct. If an Award has been paid to an executive officer of the Company or to his or her spouse or beneficiary, and the Administrator later determines either (a) that financial results used to determine the amount of that Award must be materially restated and that the executive officer engaged in fraud or intentional misconduct related thereto or (b) that recovery or repayment of the Award is required by Applicable Law, the Company will seek repayment or recovery, as appropriate, of the Award to the extent overpaid notwithstanding any contrary provision of the Plan. In addition, the Administrator may provide that any Award, including any Shares subject to or issued under an Award, is subject to any other recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.

SECTION 12

AMENDMENT, SUSPENSION, AND TERMINATION

12.1        Amendment, Suspension, or Termination. Except as provided in Section 12.2, the Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

12.2        Shareholder Approval of Amendments. The Company shall obtain shareholder approval of any Plan amendment (a) that would increase the number of Shares available for grants under Section 4.1 (other than adjustments pursuant to Section 4.3), (b) that would alter or delete Section 11.8, (c) for which and to the extent that shareholder approval is required to comply with the rules of NASDAQ, the Exchange Act, or other Applicable Law, and (d) under such other circumstances as the Board may determine.

12.3        Plan Effective Date and Duration of Awards. The Plan shall be effective as of the Plan Adoption Date, subject to approval of the Plan by the shareholders of the Company by the required vote, and shall remain in effect thereafter, subject to Sections 12.1 and 12.2 (regarding Plan amendment or termination). No Awards shall be granted under the Plan unless and until such shareholder approval is received. If the shareholders of the Company do not approve the Plan by the required vote within twelve months before or after the Plan Adoption Date, the Plan shall not become effective and shall immediately terminate. Without further shareholder approval, no Award may be granted under the Plan more than ten (10) years after the Plan Adoption Date, and no Incentive Stock Option may be granted under the Plan more than ten (10) years after the earlier of the Plan Adoption Date or the date of approval of the Plan by the Company’s shareholders.

SECTION 13

TAX WITHHOLDING

13.1        Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or the release of Shares from escrow arrangements or removal of legends, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

13.2        Withholding Arrangements. The Administrator, in its discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made; provided, however, in the case that Shares that would otherwise be issued to the Participant are withheld by the Company to satisfy the tax withholding, the Shares applied to such tax withholding shall have a Fair Market Value that is no greater than the maximum statutory federal, state or local tax rates that could apply to the Award in the jurisdictions applicable to the Participant on the date that the amount of tax to be withheld is to be determined, or such other limitation as may be required by then applicable accounting rules and regulations to maintain favorable equity accounting treatment for the Award. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date taxes are required to be withheld.

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SECTION 14

LEGAL CONSTRUCTION

14.1        Liability of Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful grant or any Award or the issuance and sale of any Shares hereunder, shall relieve the Company, its officers, Directors and Employees of any liability in respect of the failure to grant such Award or to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14.2        Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

14.3        Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.4        Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.5        Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.

14.6        Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

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DIRECTIONS TO ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 21, 2020 - 4:00 p.m. Pacific Time

American River Bank

3100 Zinfandel Drive, Suite 450

Rancho Cordova, CA 95670

Directions:

East

HWY 50 East

Exit Zinfandel Dr.

Turn right onto Zinfandel Dr. get into the right hand lane

Turn right at the first light on to White Rock Rd.

Turn left into the first driveway

West

HWY 50 West

Exit Zinfandel Dr. follow the signs for South

Turn left at Zinfandel Dr. get into the right hand lane

Turn light at the second light on to White Rock Rd.

Turn left into the first driveway

Map:

C123456789 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 a.m., Eastern Time, on May 21, 2020. Online Go to www.envisionreports.com/AMRB or scan the QR code – login details are located in the shaded bar below. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/AMRB Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. For Withhold For Withhold For Withhold + 1. Election of directors to serve until the 2021 Annual Meeting of Shareholders and until their successors are duly elected and qualified: 01 - Nicolas C. Anderson 04 - Jeffery Owensby 07 - William A. Robotham 02 - Kimberly A. Box 05 - Julie A. Raney 08 - Philip A. Wright 03 - Charles D. Fite 06 - David E. Ritchie Jr. 09 - Michael A. Ziegler 2. To approve the American River Bankshares 2020 Equity Incentive Plan. For Against Abstain 3. To ratify the selection of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. For Against Abstain 4. To approve, on an advisory (non-binding) basis, the Company’s named executive officer compensation. Note: The proxies are given authority to vote according to their discretion on all other matters which may be properly presented for action at the Annual Meeting or any and all postponements or adjournments thereof. B Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) – Please print date below. MMMMMM Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box. MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND 037UUF 9 3 D V 4 5 7 6 9 0

2020 Annual Meeting Admission Ticket 2020 Annual Meeting of Shareholders of American River Bankshares Thursday, May 21, 2020 at 4:00 p.m. Pacific Time American River Bank 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670 Upon arrival, please present this admission ticket and photo identification at the registration desk. Rancho Cordova American River Bank 3100 Zinfandel Drive, Suite 450 Rancho Cordova, CA 95670 50 DIRECTIONS TO ANNUAL MEETING OF SHAREHOLDERS Heading East Heading West HWY 50 East HWY 50 West Exit Zinfandel Dr. Exit Zinfandel Dr. follow the signs for South Turn right at Zinfandel Dr. get into the right hand lane Turn left at Zinfandel Dr. get into the right hand lane Turn right at the first light on to White Rock Rd. Turn right at the second light on to White Rock Rd. Turn left into the first driveway Turn left into the first driveway Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/AMRB q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy – American River Bankshares + PROXY FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD THURSDAY, MAY 21, 2020 The undersigned holder of common stock of American River Bankshares acknowledges receipt of a copy of the Notice of 2020 Annual Meeting of Shareholders of American River Bankshares and the accompanying Proxy Statement dated April 9, 2020 and revoking any Proxy heretofore given, hereby constitutes and appoints David E. Ritchie, Jr., Mitchell A. Derenzo and Lisa R. Cisneros, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of American River Bankshares standing in the name of the undersigned which the undersigned could vote if personally present and acting at the 2020 Annual Meeting of Shareholders of American River Bankshares to be held at American River Bank, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670 on Thursday, May 21, 2020 at 4:00 p.m. Pacific Time or at any and all postponements or adjournments thereof, upon the items listed on the reverse side as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the Annual Meeting or any and all postponements or adjournments thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED AND “FOR” PROPOSALS 2, 3 AND 4. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” EACH OF THE PROPOSALS. THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. PLEASE SIGN AND DATE ON REVERSE SIDE. A Non-Voting Items Change of Address – Please print new address below. Comments – Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.